EXHIBIT 10.1

                          AGREEMENT AND PLAN OF MERGER

      This Agreement and Plan of Merger (this "Agreement") is made and entered into as of the 10th day of August, 2005, by and among RoomLinX, Inc., a Nevada corporation ("RMLX"), SS-R Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of RMLX ("Subcorp"), and SuiteSpeed, Inc., a Delaware corporation ("SuiteSpeed").

                             PRELIMINARY STATEMENTS

      A. RMLX desires to combine its business with the business presently operated by SuiteSpeed (the "SuiteSpeed Business") through the merger of Subcorp with and into SuiteSpeed, with SuiteSpeed as the surviving corporation (the "Merger"). Pursuant to the Merger, each share of SuiteSpeed's capital stock outstanding at the Effective Time will be converted into the right to receive RMLX Common Stock and cash in lieu of fractional shares, and SuiteSpeed will become a wholly owned subsidiary of RMLX, all as more fully provided herein.

      B. The Board of Directors of SuiteSpeed has determined that the Merger is consistent with and in furtherance of the long-term business strategy of SuiteSpeed and that it is in the best interests of the holders of shares of SuiteSpeed's capital stock to have a continuing equity interest in the combined businesses of RMLX and SuiteSpeed through the ownership of RMLX Common Stock.

      C. The respective Boards of Directors of RMLX, Subcorp and SuiteSpeed have determined that the Merger, structured in the manner contemplated herein, is desirable and in the best interests of their respective stockholders and, by resolutions duly adopted, have approved and adopted this Agreement.

      D. Stockholders owning at least 98% of the outstanding shares of SuiteSpeed Common Stock are expected to execute a consent approving this Agreement and the Merger.

      E. The parties intend that the Merger constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      F. The parties desire that at the Closing, the existing notes payable to Michael Wasik by SuiteSpeed in the aggregate principal amount of $170,000 will be converted into shares of RMLX Common Stock as described herein.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby adopt this Agreement as and for a Plan of Merger (the "Plan") under Section 368(a) of the Code, and in order to implement the Plan, the parties hereby represent, warrant, covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.1 Specific Definitions. For purposes of this Agreement, the following terms shall have the following meanings:


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      "Affiliate" shall mean, with respect to any entity (the "Subject Entity"), any person or other entity which controls, is controlled by, or is under common control with, the Subject Entity.

      "Average Market Price", on a particular Trading Day, shall mean the average of the high bid price and the low asked price of one share of RMLX Common Stock on the OTC Bulletin Board on such Trading Day, as such bid and asked prices are reported by Bloomberg L.P., or if such bid and asked prices are not reported by Bloomberg L.P., as furnished by Pink Sheets LLC.

      "Business Day" shall mean a Monday, Tuesday, Wednesday, Thursday or Friday other than a day on which commercial banks in the State of New Jersey are not open for business.

      "Certificates" shall mean stock certificates that, immediately prior to the Effective Time, represent shares of SuiteSpeed Common Stock to be converted into the right to receive RMLX Common Stock pursuant to Section 2.7.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "FNB Notes" shall mean the promissory notes payable by SuiteSpeed to First National Bank of Colorado in the aggregate principal amount of $300,000, copies of which have been furnished to RMLX prior to the date hereof.

      "GAAP" shall mean United States generally accepted accounting principles, consistently applied.

      "Laws" shall mean all statutes, laws, rules, regulations, orders and ordinances relating to SuiteSpeed and its Subsidiaries or RMLX and its Subsidiaries.

      "Liens" shall mean liens, encumbrances, security interests, pledges, title restrictions and other limitations on use, other than restrictions on transfer imposed by federal or state securities laws.

      "Parties" shall mean the parties hereto; "Party" shall mean any of the parties hereto.

      "Person" means any individual, corporation, partnership, limited liability company, business trust, sole proprietorship or other entity.

      "Pre-Closing Tax Period" shall mean any period ending on or before the Closing Date for which the Tax obligations of SuiteSpeed and its Subsidiaries or RMLX and its Subsidiaries may be measured.

      "Reasonable  Best  Efforts"  shall  mean  best  efforts,   to  the  extent
commercially reasonable.

      "RMLX Common Stock" shall mean the common stock, par value $.001 per share, of RMLX.

      "RMLX Material Adverse Effect" shall mean a material adverse effect on the business, operations, assets, financial condition, results of operations or prospects of RMLX and its Subsidiaries, taken as a whole, or a material adverse affect on the ability of the Parties to consummate the transactions contemplated hereby on a timely basis.


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      "SEC" shall mean the Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Stockholder Consent Documents" shall mean (a) consents, executed subsequent to the execution of this Agreement and in form and substance satisfactory to RMLX, pursuant to which stockholders of SuiteSpeed owning at least 98% of the outstanding shares of SuiteSpeed Common Stock shall have approved the Merger and this Agreement ("SuiteSpeed Stockholder Consents") and
(b) a notice, in form and substance satisfactory to RMLX, pursuant to which SuiteSpeed shall notify all other stockholders, in accordance with Section 262 of the Statute, that the Merger has been approved (the "262 Letter").

      "SuiteSpeed Common Stock" shall mean the common stock, par value $0.0001 per share, of SuiteSpeed.

      "SuiteSpeed Employee" shall mean a Person who is an employee of SuiteSpeed or its Subsidiaries immediately prior to the Effective Time and becomes an employee of the Surviving Corporation, RMLX or its Subsidiaries immediately after the Effective Time.

      "SuiteSpeed Material Adverse Effect" shall mean a material adverse effect on the business, operations, assets, financial condition, results of operations or prospects of SuiteSpeed and its Subsidiaries, taken as whole, or a material adverse affect on the ability of the Parties to consummate the transactions contemplated hereby on a timely basis.

      "SuiteSpeed  Options" shall mean all options to purchase or acquire shares
of  SuiteSpeed   Common  Stock,   whether  issued  by  SuiteSpeed   pursuant  to
SuiteSpeed's stock option plans or otherwise.

      "Stockholder" or "SuiteSpeed Stockholder" shall mean each holder of SuiteSpeed Common Stock immediately prior to the Effective Time.

      "Subsidiary"  when used with reference to a Person,  shall mean any entity
(i) the accounts of which would be consolidated with those of such Person in such Person's financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests or more than 50% of the profits or losses are owned, controlled or held by such Person and/or one or more subsidiaries of such Person.

      2. "Tax", "tax", "Taxes" or "taxes" shall mean any of the following imposed by or payable to any governmental authority: any income, gross receipts, license, payroll, employment, excise, severance, stamp, business, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, or value added tax, any alternative or add-on minimum tax, any estimated tax, and any levy, impost, duty, assessment, withholding or any other governmental charge of any kind whatsoever, in each case including any interest, penalty, or addition thereto, whether disputed or not.


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

3. "Tax Returns" or "tax returns" shall mean all returns and reports with respect to sales, franchise, income and all other Taxes.

      1.2 Additional Definitions. The following terms are defined in the following sections of this Agreement:

TERM                                              SECTION
Agreement                                         Opening Paragraph
Benefit Plan                                      3.18.1
Certificate of Merger                             2.2
Closing                                           2.2
Closing Date                                      2.2
Code                                              Preliminary Statement E
Copyrights                                        3.10.1
Debt                                              3.2.3
Disposition                                       2.16.1
Dissenting Shares                                 2.9.1
Effective Time                                    2.2
Employment Agreement                              6.3.2
Enforcement Notice                                3.24.1.2
Environmental Law                                 3.24.1.4
ERISA                                             3.18.1
Fully Diluted Number                              2.7.1
Intellectual Property                             3.10.1
Laws                                              3.23
Maskworks                                         3.10.1
Merger                                            Preliminary Statement A
Merger Conversion Number                          2.7.1
Merger Share Number                               2.7.1
Option Plan                                       2.15.1
Parties                                           Lead-in
Patents                                           3.10.1
Pension Plan                                      3.18.2
Plan                                              Lead-in
Plan of Reorganization                            2.14
Registered Intellectual Property                  3.10.1
Registration Rights Agreement                     6.4.3
Regulated Substance                               3.24.1.2
Releasing                                         3.24.1.3
RMLX                                              Opening Paragraph
RMLX Business                                     4.1.1
RMLX Common Stock                                 1.1
RMLX Current Balance Sheet                        4.1.1
RMLX Debt                                         4.2.2
RMLX Disclosure Schedule                          4.1.1
RMLX Intellectual Property                        4.4.1
RMLX Preferred Stock                              4.2.1
RMLX Registered Intellectual Property             4.4.2
RMLX SEC Documents                                4.6
RMLX Statement Date                               4.9


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

Secretary of State                                2.2
Statement Date                                    3.28
Statute                                           2.1
Subcorp                                           Opening Paragraph
Subject Entity                                    1.1
SuiteSpeed                                        Opening Paragraph
SuiteSpeed Affiliate's Letter                     6.2.5
SuiteSpeed Business                               Preliminary Statement A
SuiteSpeed Current Balance Sheet                  3.1.1
SuiteSpeed Disclosure Schedule                    3.1.1
SuiteSpeed Employees                              5.1
SuiteSpeed Financial Statements                   3.25.1
SuiteSpeed Intellectual Property                  3.10.1
SuiteSpeed Internal Controls                      3.25.4
SuiteSpeed Real Property Leases                   3.7.1
SuiteSpeed Registered Intellectual Property       3.10.2
SuiteSpeed Statement Date                         3.28
Surviving Corporation                             2.1
Tax Counsel                                       6.1
Tax Returns                                       3.26.1
Trademarks                                        3.10.1

      1.3 Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa;
(iii) words importing the singular shall also include the plural, and vice versa; and (iv) the word "including" means "including without limitation". This Agreement represents a collaborative effort undertaken by the Parties. Accordingly, this Agreement is not to be strictly construed against either Party by virtue of the identity of the draftsperson of any provision of this Agreement or of this Agreement as a whole. ARTICLE II

                                   THE MERGER

      2.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the "Statute"), Subcorp shall be merged with and into SuiteSpeed at the Effective Time. As a result of the Merger, the separate corporate existence of Subcorp shall cease and SuiteSpeed shall continue its existence under the laws of the State of Delaware. SuiteSpeed, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

      2.2 Effective Time. As promptly as possible on the Closing Date, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware (the "Secretary of State") a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with Section 251 of the Statute. The Merger shall become effective (the "Effective Time") upon filing of the Certificate of Merger with the Secretary of State or at such later time and date as shall be agreed upon by RMLX and SuiteSpeed and specified in the Certificate of Merger. Prior to the filing referred to in this Section 2.2 but after SuiteSpeed has delivered to RMLX the Stockholder Consent Documents, a closing (the "Closing") shall be held at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068 or such other place as the parties may agree, on the first business day after the date on which the Stockholder Consent Documents are delivered to RMLX (such date, the "Closing Date") or on such other date as the parties may agree.


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

      2.3 Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the Statute. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of SuiteSpeed and Subcorp shall vest in the Surviving Corporation, and all of the debts, liabilities, obligations, restrictions, disabilities and duties of SuiteSpeed and Subcorp shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

      2.4 Certificate of Incorporation and Bylaws.

            2.4.1 The certificate of incorporation of SuiteSpeed shall be amended in the Merger to read in its entirety as set forth on Annex A to the Certificate of Merger that is attached hereto as Appendix 2.4 and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein and by law.

            2.4.2 The by-laws of Subcorp, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided therein, in the certificate of incorporation of the Surviving Corporation and by law.

      2.5 Directors and Officers of the Surviving Corporation. From and after the Effective Time, (a) the directors of Subcorp immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with applicable law, the certificate of incorporation and by-laws of the Surviving Corporation, and (b) the officers of Subcorp immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

      2.6 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to
(a)  vest,  perfect  or  confirm,  of  record  or  otherwise,  in the  Surviving
Corporation its right, title or interest in, to or under any of the rights, properties or assets of SuiteSpeed or Subcorp, or (b) otherwise carry out the provisions of this Agreement, SuiteSpeed and Subcorp and their respective officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized to act on its behalf in the name of SuiteSpeed and Subcorp or otherwise to take any and all such actions.

      2.7 Conversion of Securities.

            2.7.1 Additional Definitions. For purposes of this Agreement, the following terms shall have the following meanings:


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

            "Fully Diluted Number" shall mean the sum of (i) the number of shares of SuiteSpeed Common Stock outstanding immediately prior to the Effective Time and, (ii) the number of shares of SuiteSpeed Common Stock covered by SuiteSpeed Options outstanding immediately prior to the Effective Time.

            "Merger Conversion Number" shall mean the Merger Share Number divided by the Fully Diluted Number, rounded to four decimal places.

            "Merger Share Number" shall mean 21,450,000.

            2.7.2 Conversion. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or the holders of any of the following securities:

                  2.7.2.1 each issued and outstanding share of common stock of Subcorp shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation;

                  2.7.2.2 each share of SuiteSpeed Common Stock held in SuiteSpeed's treasury and each share of SuiteSpeed Common Stock owned by RMLX or any of its Subsidiaries shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

                  2.7.2.3 subject to the provisions of Sections 2.8 and 2.9, each share of SuiteSpeed Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares canceled in accordance with Section
2.7.2.2 and (ii) Dissenting Shares) shall be converted into the right to receive a number of validly issued, fully paid and nonassessable shares of RMLX Common Stock equal to the Merger Conversion Number. As of the Effective Time and subject to Section 2.9, each such share of SuiteSpeed Common Stock shall no longer be outstanding and shall automatically be canceled, and each holder of a certificate representing any such shares of SuiteSpeed Common Stock shall cease to have any rights with respect thereto other than the right to receive (i) shares of RMLX Common Stock to be issued in consideration therefor upon the surrender of such certificate, (ii) any dividends and other distributions in accordance with Section 2.11.2 and (iii) any cash, without interest, to be paid in lieu of any fractional share of RMLX Common Stock in accordance with Section 2.10.

      2.8 Adjustment of the Exchange Ratios. In the event that, prior to the Effective Time, any stock split, combination, reclassification or stock dividend with respect to the RMLX Common Stock, any change or conversion of RMLX Common Stock into other securities or any other dividend or distribution with respect to the RMLX Common Stock should occur or, if a record date with respect to any of the foregoing should occur, appropriate and proportionate adjustments shall be made to the Merger Conversion Number, and thereafter all references to the Merger Conversion Number shall be deemed to be to such Merger Conversion Number as so adjusted.

      2.9 Dissenting Shares.

            2.9.1 Notwithstanding any provision of this Agreement to the contrary, shares of SuiteSpeed Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall not have voted in favor of the Merger (or consented thereto in writing pursuant to Section 228 of the Statute) and who shall have demanded properly in writing


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

appraisal for such shares in accordance with Section 262 of the Statute (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the consideration set forth in Section 2.7.2. Such stockholders shall be entitled to receive such consideration as is determined to be due with respect to such Dissenting Shares in accordance with the provisions of Section 262 of the Statute, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares under Section 262 of the Statute shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the shares of RMLX Common Stock specified in Section 2.7.2, without any interest thereon, upon surrender, in the manner provided in Section 2.11, of the certificate or certificates that formerly evidenced such Dissenting Shares.

            2.9.2 SuiteSpeed shall give RMLX (i) prompt notice in writing of any demands for appraisal received by SuiteSpeed, withdrawals of such demands, and any other related instruments served pursuant to the Statute and received by SuiteSpeed and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Statute. SuiteSpeed shall not, except with the prior written consent of RMLX, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

      2.10 No Fractional Shares. No certificates or scrip representing fractional shares of RMLX Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional shares shall not entitle the record or beneficial owner thereof to vote or to any other rights as a stockholder of RMLX. In lieu of receiving any such fractional share (after taking into account all Certificates delivered by a Stockholder), the Stockholder shall receive cash (without interest) in an amount rounded to the nearest whole cent, determined by multiplying (i) the Average Market Price on the date immediately preceding the date on which the Effective Time shall occur (or, if no such price is available, the last day on which such price is available prior to the Effective Time) by
(ii) the fractional share to which such holder would otherwise be entitled.

      2.11 Exchange Procedures; Distributions with Respect to Unexchanged Shares; Stock Transfer Books.

            2.11.1 As of the Effective Time, RMLX shall deliver to its transfer agent a letter providing the transfer agent with all information reasonably required to enable the transfer agent, upon RMLX' receipt of the letters of transmittal described below, to issue stock certificates to the former stockholders of SuiteSpeed. RMLX shall be entitled to place such legends on such certificates as RMLX shall determine to be appropriate.

            2.11.2 As soon as practicable after the Effective Time, RMLX shall send to each Person who was, at the Effective Time, a holder of record of shares of SuiteSpeed Common Stock which were converted into the right to receive RMLX Common Stock pursuant to Section 2.7.2, a letter of transmittal which (i) shall specify that delivery shall be effected and risk of loss and title to such holder's Certificates shall pass, only upon actual delivery thereof to RMLX or its agent and (ii) shall contain instructions for use in effecting the surrender of the Certificates. Upon surrender to RMLX or its agent of Certificates for cancellation, together with such letter of transmittal duly executed and such other documents as RMLX may reasonably require, such holder shall be entitled to receive in exchange therefor (A) a certificate representing the number of whole shares of RMLX Common Stock into which the SuiteSpeed Common Stock represented by the surrendered Certificate shall have been converted at the Effective Time,
(B) cash in lieu of any fractional share of RMLX Common Stock in accordance with
Section 2.10 and (C) dividends and distributions, if any, that are payable in accordance with Section 2.11.3, and the Certificates so surrendered shall then be canceled. Subject to Sections 2.9, 2.10 and 2.11.3, until surrendered as contemplated by this Section 2.11.2, each Certificate from and after the Effective Time shall be deemed to represent only the right to receive, upon such surrender, the number of shares of RMLX Common Stock into which such SuiteSpeed Common Stock shall have been converted.


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

            2.11.3 No dividends or other distributions declared or made after the Effective Time with respect to the RMLX Common Stock with a record date after the Effective Time shall be paid to any holder entitled by reason of the Merger to receive certificates representing RMLX Common Stock and no cash payment in lieu of a fractional share of RMLX Common Stock shall be paid to any such holder pursuant to Section 2.10 until such holder shall have surrendered its Certificates pursuant to this Section 2.11. Subject to applicable law, following surrender of any such Certificate, such holder shall be paid, in each case, without interest, (i) the amount of any dividends or other distributions theretofore paid with respect to the shares of RMLX Common Stock represented by the certificate received by such holder and having a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of RMLX Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or after such surrender.

            2.11.4 If any certificate representing shares of RMLX Common Stock or any cash is to be issued or paid to any Person other than the registered holder of the Certificate surrendered in exchange therefor, it shall be a condition to such exchange that such surrendered Certificate shall be properly endorsed and otherwise in proper form for transfer and such Person either (i) shall pay to RMLX any transfer or other Taxes required as a result of the issuance of such certificates of RMLX Common Stock and the distribution of such cash payment to such Person or (ii) shall establish to the satisfaction of RMLX that such Tax has been paid or is not applicable. RMLX shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of shares of SuiteSpeed Common Stock such amounts as RMLX is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by RMLX, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of SuiteSpeed Common Stock in respect of which such deduction and withholding was made by RMLX. All amounts in respect of Taxes received or withheld by RMLX shall be disposed of by RMLX in accordance with the Code or such state, local or foreign Tax law, as applicable.

            2.11.5 If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and subject to such other conditions as the Board of Directors of RMLX may reasonably impose, RMLX shall cause its transfer agent to issue in exchange for such lost, stolen or destroyed Certificate the shares of RMLX Common Stock as determined under Section 2.7.2 and pay any cash, dividends or other distributions as determined in accordance with Sections 2.10 and 2.11.3 in respect of such Certificate; provided, that RMLX may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably require as indemnity against any claim that may be made against RMLX or the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

            2.11.6 At the close of business on the day on which the Effective Time occurs, SuiteSpeed's stock transfer books shall be closed and thereafter there shall be no further registration of transfers of shares of SuiteSpeed Common Stock on SuiteSpeed's records. From and after the Effective Time, the holders of shares of SuiteSpeed Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable law.

            2.11.7 All shares of RMLX Common Stock issued pursuant to the Merger shall be represented by a stock certificate which shall contain a legend stating substantially as follows:

         "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE
         SECURITIES LAW. SUCH SHARES MAY NOT BE SOLD, PLEDGED, DISPOSED OF OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED."

      2.12 Abandoned Property. None of RMLX, Subcorp or SuiteSpeed shall be liable to any former holder of SuiteSpeed Common Stock for any shares of RMLX Common Stock held (and any cash, dividends and distributions payable in respect thereof) which are not claimed by such former holder on a timely basis and are delivered to a public official under any applicable abandoned property, escheat or similar law.

      2.13  No  Further   Ownership  Rights  in  SuiteSpeed  Common  Stock.  All
certificates representing shares of RMLX Common Stock delivered upon the surrender for exchange of any Certificate in accordance with the terms hereof, as well as any cash paid pursuant to Section 2.10 or Section 2.11, shall be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to the SuiteSpeed Common Stock previously represented by such Certificate.

      2.14 Tax Consequences. It is intended that the Merger shall constitute a "reorganization" within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of the Code.

      2.15 Treatment of Stock Options

            2.15.1 Option Conversion. At the Effective Time, all SuiteSpeed Options then outstanding under the 2004 Stock Option/ Stock Issuance Plan (the "Option Plan"), whether vested or unvested, shall be assumed by RMLX in accordance with this Section 2.15.1. Each SuiteSpeed Option so assumed by RMLX at the Effective Time will continue to have, and be subject to, the same terms and conditions set forth in the Option Plan immediately prior to the Effective Time (including, without limitation, any repurchase rights), except that (i) each SuiteSpeed Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of RMLX Common Stock equal to the product of the number of shares of SuiteSpeed Common Stock that were underlying such SuiteSpeed Option immediately prior to the Effective Time multiplied by the Merger Conversion Number, rounded down to the nearest whole number of shares of RMLX Common Stock, and (ii) the per share exercise price for the shares of RMLX Common Stock issuable upon exercise of such assumed
SuiteSpeed Option will be equal to the quotient determined by dividing the exercise price per share of SuiteSpeed Common Stock at which such SuiteSpeed Option was exercisable immediately prior to the Effective Time by the Merger Conversion Number, rounded down to the nearest whole cent; provided, however, that in the case of any SuiteSpeed Option to which Section 422 of the Code applies, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with Section 424(a) of the Code. In connection with the assumption by RMLX of the SuiteSpeed Options pursuant to this Section 2.15.1, SuiteSpeed shall be deemed to have assigned to RMLX, effective at the Effective Time, SuiteSpeed's right, if any, to repurchase unvested shares of SuiteSpeed Common Stock issuable upon the exercise of the SuiteSpeed Options or previously issued upon the exercise of options granted under the Option Plan, in accordance with the terms of the Option Plan and the related stock option agreements and stock purchase agreements entered into under the Option Plan.

            2.15.2 Procedures for Option Conversion. As soon as practicable after the Effective Time, RMLX shall deliver to the participants in the Option Plan appropriate notices setting forth such participants' rights pursuant thereto, that RMLX has assumed all obligations of SuiteSpeed under the Option Plan and that the grants pursuant to the Option Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.15 after giving effect to the Merger). RMLX shall comply with the terms of the Option Plan and the parties intend that, to the extent required by, and subject to the provisions of, such Option Plan and Sections 422 and 424(a) of the Code, that Options which qualified as incentive stock options prior to the Effective Time will continue to qualify as incentive stock options after the Effective Time, and this provision shall be interpreted consistent with that intent. RMLX shall take all corporate action necessary to reserve for issuance a sufficient number of shares of RMLX Common Stock for delivery upon exercise of the SuiteSpeed Options assumed in accordance with this Section 2.15, and shall promptly after closing file a registration statement with the SEC with respect to such assumed Option Plan in accordance with the Securities Act.

            2.15.3 Consent. SuiteSpeed has obtained on or prior to the date hereof a consent (in form and substance reasonably satisfactory to RMLX) from each holder of a SuiteSpeed Option to the amendment of such SuiteSpeed Option pursuant to this Section 2.15 (unless such consent is not required under the terms of the applicable agreement, instrument or plan).

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF SUITESPEED

      SuiteSpeed represents and warrants to RMLX and Subcorp as follows:

      3.1 Organization.

            3.1.1 SuiteSpeed is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own, lease and operate its properties and to conduct the SuiteSpeed Business. SuiteSpeed is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property requires such qualification, except for failures to be so qualified or in good standing which would not, singly or in the aggregate with all such other failures, have a SuiteSpeed Material Adverse Effect. SuiteSpeed does not have any liability or obligation relating to any failure in the past to qualify to do business in any jurisdiction other than liabilities and obligations reflected in SuiteSpeed's consolidated balance sheet as of March 31, 2005 (the "SuiteSpeed Current Balance Sheet"), a copy of which is set forth in Section 3.25.1 of the disclosure schedule delivered by SuiteSpeed to RMLX contemporaneously with the execution of this Agreement (the "SuiteSpeed Disclosure Schedule"). SuiteSpeed is not in violation of any of the provisions of its organizational documents. True and complete copies of such organizational documents, as currently in effect, have previously been delivered to RMLX's counsel.

            3.1.2 True and complete copies of SuiteSpeed's minute books (covering all meetings of the board of directors, committees thereof and shareholders of SuiteSpeed since January 1, 1999) and stock transfer records (since inception) have been delivered to RMLX's counsel prior to the date hereof.

            3.1.3 Section 3.1.3 of the SuiteSpeed Disclosure Schedule lists each stock purchase agreement, registration rights agreement, stockholders' agreement, voting rights agreement, investor agreement and other agreement entered into by SuiteSpeed in connection with the issuance of any shares of SuiteSpeed Common Stock and, to SuiteSpeed's knowledge, all other agreements among the shareholders of SuiteSpeed, in their capacities as such. True and complete copies of each of the agreements listed in such Section 3.1.3 have been delivered to RMLX's counsel prior to the date hereof.

      3.2 Capitalization; Funded Debt.

            3.2.1 Section 3.2.1 of the SuiteSpeed Disclosure Schedule sets forth the number of shares of each class and series of capital stock of SuiteSpeed which are authorized for issuance and, as of the date hereof, the number of such shares that are outstanding. Such Section 3.2.1 also sets forth the names and addresses of the record and, to the extent known by SuiteSpeed, beneficial owners of such outstanding shares (showing, for each such owner, the number of such shares owned of record and beneficially) as of the date hereof. All of such outstanding shares are fully paid and non-assessable, have been validly issued and were issued in compliance with all applicable laws and agreements to which SuiteSpeed is or was a party. No outstanding shares of SuiteSpeed's capital stock are, or have ever been, subject to preemptive rights or rights of first refusal other than rights described in the agreements listed in Section 3.1.3 of the SuiteSpeed Disclosure Schedule, which rights have been waived or satisfied in all applicable instances.

            3.2.2 Section 3.2.2 of the SuiteSpeed Disclosure Schedule lists, for each person who owns any options or rights to purchase any shares of the capital stock of SuiteSpeed, the class and series of shares issuable upon exercise of such options or rights, the number of shares subject to such warrants, options or rights, the grant date of such options or rights, the vesting date or dates of such options or rights and the plans and agreement (true and complete copies of which have been delivered to RMLX's counsel) pursuant to which such options or rights have been granted. Except as set forth in Section 3.2.1 of the SuiteSpeed Disclosure Schedule, SuiteSpeed does not have outstanding any subscriptions, options, rights, convertible securities or other agreements or commitments to issue, or contracts or any other agreements obligating SuiteSpeed to issue, or to transfer from treasury, any shares of capital stock of any class or kind, or securities convertible into such capital stock. Each option or right granted by SuiteSpeed has been granted in accordance with all applicable laws and regulations, including (with respect to the SuiteSpeed Options) Rule 701 of the SEC and all applicable state securities laws.

            3.2.3 Except for the FNB Notes and as set forth in Section 3.2.3 of the SuiteSpeed Disclosure Schedule, SuiteSpeed has no term or funded debt, debt to banks or debt to Affiliates (the "Debt"). Such Section 3.2.3 lists each loan agreement, credit agreement, mortgage, indenture, promissory note, security agreement or other agreement or instrument to which SuiteSpeed is a party evidencing term or funded debt, debt to banks or debt to Affiliates, true and complete copies of which (including, without limitation, all documentation relating to the FNB Notes) have been delivered to RMLX's counsel prior to the date hereof. Except as set forth in such Section 3.2.3 of the SuiteSpeed Disclosure Schedule, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by SuiteSpeed under any agreement or other instrument relating to any funded debt, bank loan or debt to Affiliates listed in such
Section 3.2.3 of the SuiteSpeed Disclosure Schedule which has not been cured or waived (true and complete copies of which waivers are set forth in such Section
3.2.3 of the SuiteSpeed Disclosure Schedule).

            3.2.4 Except as set forth in Section 3.2.4 of the SuiteSpeed Disclosure Schedule, SuiteSpeed has not guaranteed the obligations of any third-party, including any joint venture, any officer, director or shareholder of SuiteSpeed or any entity affiliated with any such officer, director or shareholder.

            3.2.5 There are no declared and unpaid dividends on any shares of SuiteSpeed Common Stock.

      3.3 Subsidiaries; Acquisitions; Dispositions; Jurisdictions.

            3.3.1 SuiteSpeed does not directly or indirectly own or control, and has never directly owned or controlled, any Subsidiary .

            3.3.2 SuiteSpeed does not, directly or indirectly, (i) own of record or beneficially (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any equity interest in any partnership, joint venture, limited liability company or other business enterprise or (ii) own or control any other entity. Since January 1, 1999, SuiteSpeed has not acquired the capital stock or assets of any business entity, or invested in any partnership, limited partnership, limited liability company, joint venture or other business entity.

            3.3.3 There are no agreements between SuiteSpeed and any third-party relating to the operation, governance, ownership or other material aspect of any joint venture.

            3.3.4 Except as set forth in Section 3.3.4 of the SuiteSpeed Disclosure Schedule, SuiteSpeed has not, since its formation, purchased, sold or otherwise disposed of any assets or entity otherwise than in the ordinary course of business.

            3.3.5 The SuiteSpeed Business is not conducted through any entity other than SuiteSpeed.

      3.4 Tax Jurisdictions. Section 3.4 of the SuiteSpeed Disclosure Schedule lists each jurisdiction with respect to which SuiteSpeed is required to file Tax Returns.

      3.5 Other Business Names. Section 3.5 of the SuiteSpeed Disclosure Schedule lists each business name or trade name used in connection with the SuiteSpeed Business by SuiteSpeed or its predecessors or by any companies acquired by or merged into such entities, and each jurisdiction in which any such trade name is registered.

      3.6 Owned Real Property. SuiteSpeed does not own any real property.

      3.7 Leased Real Property.

            3.7.1 Section 3.7.1 of the SuiteSpeed Disclosure Schedule sets forth all leases pursuant to which SuiteSpeed leases any real estate (the "SuiteSpeed Real Property Leases"). True and complete copies of the SuiteSpeed Real Property Leases have been delivered to counsel for RMLX prior to the date hereof.

            3.7.2 SuiteSpeed is not in default in any material respect under the SuiteSpeed Real Property Leases. SuiteSpeed is not aware of any facts that, with notice and/or the passage of time, would constitute such a default. The possession of the applicable real property by SuiteSpeed under the SuiteSpeed Real Property Leases has not been disturbed and, to SuiteSpeed's knowledge, no claim has been asserted against SuiteSpeed which is materially adverse to its rights in such leasehold interests.

            3.7.3 To SuiteSpeed's knowledge, the portions of the buildings leased by SuiteSpeed pursuant to the SuiteSpeed Real Property Leases comply in all material respects with all applicable statutes, ordinances, rules and regulations relating to the construction of such buildings and their current use. The roof, exterior walls, and all other structural components of the portions of such buildings leased to SuiteSpeed are in good condition, ordinary wear and tear excepted. SuiteSpeed has performed all periodic maintenance which it has been required to perform under applicable lease provisions, and has not deferred any such maintenance. The heating, air conditioning, plumbing, fire sprinkler system, lighting and loading doors, if any, and electrical systems of the portions of such buildings leased by SuiteSpeed are in good operating condition, ordinary wear and tear excepted. SuiteSpeed has not sublet such buildings or any part thereof.

            3.7.4 SuiteSpeed, as a tenant, has never assigned a lease to a third party.

            3.7.5 Consummation of the Merger will not constitute an assignment, sublease or default under the SuiteSpeed Real Property Leases or otherwise require any consent under any of the SuiteSpeed Real Property Leases.

            3.7.6 All of the SuiteSpeed Real Property Leases (i) are valid and subsisting and in full force and effect with respect to SuiteSpeed and, to SuiteSpeed's knowledge, with respect to any other party thereto and (ii) were entered into as a result of bona fide arm's length negotiations with the other party or parties thereto. SuiteSpeed has valid leasehold interests in all properties leased thereunder free and clear of all Liens.

      3.8 Tangible Personal Property.

            3.8.1 Section 3.8.1 of the SuiteSpeed Disclosure Schedule identifies all items of tangible personal property owned and used by SuiteSpeed in connection with the SuiteSpeed Business on the date hereof which had a book value of more than $1,000 as of the date of the SuiteSpeed Current Balance Sheet, including machinery, motor vehicles, computer equipment, furniture, fixtures and leasehold improvements.

            3.8.2 Section 3.8.2 of the SuiteSpeed Disclosure Schedule contains a true and complete list of all machinery, motor vehicles, computer equipment, other equipment, furniture, fixtures, and all other tangible personal property leased by SuiteSpeed for the SuiteSpeed Business on the date hereof pursuant to leases which involve monthly payments of more than $500 on account of any such lease. True and complete copies of all leases pursuant to which such items are leased to SuiteSpeed have been furnished to RMLX's counsel prior to the date hereof. SuiteSpeed is not in default in any material respect under any of such leases and is not aware of any fact which, with notice and/or passage of time, would constitute such a default. All of the leases so listed (i) are valid and subsisting and in full force and effect with respect to SuiteSpeed, and, to SuiteSpeed's knowledge, with respect to any other party thereto and (ii) were entered into as a result of bona fide arm's length negotiations with the other party or parties thereto. SuiteSpeed has valid leasehold interests in all personal property leased thereunder free and clear of all Liens.

            3.8.3 All personal property owned by SuiteSpeed or leased and used by SuiteSpeed in the SuiteSpeed Business is in good condition, normal wear and tear excepted, and is in good operating order.

      3.9 Proprietary Information. No third party has claimed that SuiteSpeed or any officer, director, or other person engaged now or in the past five (5) years by, or affiliated now or in the past five (5) years with, SuiteSpeed has (i) violated or may be violating any of the terms or conditions of his or her employment, non-competition or non-disclosure agreement with such third party,
(ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from SuiteSpeed which suggests that such a claim might be contemplated. To SuiteSpeed's knowledge, no officer, director, or other person engaged now or in the past five (5) years by, or affiliated now or in the past five (5) years with, SuiteSpeed has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and, to SuiteSpeed's knowledge, no officer, director, or other person engaged now or in the past five (5) years by, or affiliated now or in the past five (5) years with, SuiteSpeed has violated any confidential relationship which such person may have had with any third party, in connection with the development or sale of any product, service or proposed product or service of SuiteSpeed. To SuiteSpeed's knowledge, neither the consummation of the transactions contemplated by this Agreement nor the carrying on of the SuiteSpeed Business as officers, employees or agents by any officer, director or key employee of SuiteSpeed, or the conduct or proposed conduct of the SuiteSpeed Business, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such officer, director or key employee is obligated. For the past three years, each employee and consultant of SuiteSpeed who has been afforded access to proprietary information of SuiteSpeed has executed a confidentiality and non-disclosure agreement. Section 3.9 of the SuiteSpeed Disclosure Schedule sets forth copies of the template confidentiality and non-disclosure agreements that SuiteSpeed has used in the SuiteSpeed Business over the past three years.

      3.10 Intellectual Property.

            3.10.1 For the purposes of this Agreement, the following terms shall have the following definitions:

            "SuiteSpeed Intellectual Property" means any Intellectual Property that is owned by or licensed to SuiteSpeed.

            "Intellectual  Property"  means any or all of the  following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries ("Patents"); (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation embodying or evidencing any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world ("Copyrights"); (iv) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology ("Maskworks"); (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"); (vii) all databases and database collections and all rights therein throughout the world; (viii) all computer software including all source code, object code, firmware, development code, files, records and data, and any medium on which any of the foregoing is recorded; (ix) all World Wide Web addresses, sites and domain names; and (x) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

            "Registered   Intellectual   Property"   means  all  United  States,
international and foreign: (i) Patents, including applications therefor; (ii) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (iii) Copyright registrations and applications to register Copyrights; (iv) Maskwork registrations and applications to register Maskworks; and (v) any other Intellectual Property owned by a Party hereto that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time. 32. 3.10.2 Section 3.10.2 of the SuiteSpeed Disclosure Schedule lists all Registered Intellectual Property, in whole or in part owned by or filed in the name of SuiteSpeed ("SuiteSpeed Registered Intellectual Property").

            3.10.3 Each item of SuiteSpeed Intellectual Property owned by SuiteSpeed, including all SuiteSpeed Registered Intellectual Property listed in
Section 3.10.2 of the SuiteSpeed Disclosure Schedule, is free and clear of all Liens, other than end-user licenses granted by SuiteSpeed pursuant to a standard form of end-user license, a true and complete copy of which, if applicable, is set forth in Section 3.10.3 of the SuiteSpeed Disclosure Schedule.

            3.10.4 SuiteSpeed owns exclusively, and has good title to, all copyrighted works that are software products of SuiteSpeed or other works of authorship that SuiteSpeed otherwise purports to own, except for any items described in Section 3.10.4 of the SuiteSpeed Disclosure Schedule representing material portions of freeware owned by third parties and except for immaterial portions of freeware (which are not required to be disclosed in such Section 3.10.4).

            3.10.5 Except as otherwise indicated in Section 3.10.5 of the SuiteSpeed Disclosure Schedule and except for end-user licenses granted by SuiteSpeed pursuant to its standard form of end-user license, if applicable, SuiteSpeed has not transferred ownership of, or granted any license or right to use, any Intellectual Property that is, or was, SuiteSpeed Intellectual Property to any other person or knowingly permitted SuiteSpeed's rights in such SuiteSpeed Intellectual Property to lapse or enter into the public domain.

            3.10.6 Except as set forth in Section 3.10.6 of the SuiteSpeed Disclosure Schedule, the SuiteSpeed Intellectual Property constitutes all the Intellectual Property used in the conduct of the SuiteSpeed Business as currently conducted including (i) the making, using, selling, marketing or importing of any product or device, (ii) the practice of any process, (iii) the offering or performance of any service, or (iv) the copying, display, performance, distribution, creation of derivative works of, or the exploitation of, any device or work.

            3.10.7 Section 3.10.7 of the SuiteSpeed Disclosure Schedule contains a list of all contracts, licenses and agreements (other than off-the-shelf end-user licenses available to the general public) pursuant to which any person, including any Affiliate of SuiteSpeed (other than a Subsidiary of SuiteSpeed), has licensed any Intellectual Property to SuiteSpeed. Copies of such documents currently in effect have been provided to RMLX's counsel prior the date hereof.

            3.10.8 The consummation of the transactions contemplated by this Agreement will not cause or obligate SuiteSpeed (i) to grant to any third party any rights or licenses with respect to any SuiteSpeed Intellectual Property or
(ii) to pay any royalties or other amounts in excess of those being paid by SuiteSpeed prior to the date hereof.

            3.10.9 Section 3.10.9 of the SuiteSpeed Disclosure Schedule contains a list of all agreements, licenses and contracts pursuant to which SuiteSpeed has agreed to indemnify, hold harmless, or otherwise agree to be liable for any losses, costs or damages of a third party with respect to any Intellectual Property or product or service of SuiteSpeed. True and complete copies of all such agreements, licenses and contracts have been provided to RMLX's counsel prior to the date hereof.

            3.10.10 All material SuiteSpeed Intellectual Property, including any item thereof, is fully transferable, alienable or licensable by SuiteSpeed without restriction and without payment of any kind to any third party.

            3.10.11 The consummation of the transactions contemplated by this Agreement will not result in the loss of, or otherwise adversely affect, any ownership rights of SuiteSpeed in any SuiteSpeed Intellectual Property or result in the breach or termination of any license, contract or agreement to which SuiteSpeed is a party respecting any material SuiteSpeed Intellectual Property.

            3.10.12 Except as set forth in Section 3.10.12 of the SuiteSpeed Disclosure Schedule, to the knowledge of SuiteSpeed, the operation of the
SuiteSpeed Business, including (i) the making, using, selling, marketing or importing of any product or device, (ii) the practice of any process, (iii) the offering or performance of any service, or (iv) the copying, display, performance, distribution, creation of derivative works of, or the exploitation of any device or work does not infringe or misappropriate the Intellectual Property of any Person, violate the rights of any Person, or constitute unfair competition or unfair trade practices under the laws of any jurisdiction, and
SuiteSpeed has not received written notice from any Person claiming that such operation or any act, product, technology or service of the SuiteSpeed Business infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or unfair trade practices under the laws of any jurisdiction. To SuiteSpeed's knowledge, (i) the making, using, selling, marketing or importing of any product or device currently under development by SuiteSpeed, (ii) the practice of any process currently under development by SuiteSpeed, (iii) the offering or performance of any service currently under development by SuiteSpeed, or (iv) the copying, display, performance, distribution, creation of derivative works of, or the exploitation of any device or work currently under development by SuiteSpeed, does not infringe or misappropriate the Intellectual Property of any person, violate the rights of any Person, or constitute unfair competition or unfair trade practices under the laws of any jurisdiction, and SuiteSpeed has not received written notice from any Person claiming that such operation or any such act, product, technology or service misappropriates the Intellectual Property of any Person or constitutes unfair competition or unfair trade practices under the laws of any jurisdiction.

            3.10.13 There are no contracts, licenses or agreements between SuiteSpeed and any other Person with respect to SuiteSpeed Intellectual Property under which there is any litigation or other legal proceeding known to SuiteSpeed regarding the scope of such agreement or performance under such contract, license or agreement including with respect to any payments to be made or received by SuiteSpeed thereunder.

            3.10.14 o the  knowledge of  SuiteSpeed,  no Person has infringed or
misappropriated,   or  is  infringing  or   misappropriating,   any   SuiteSpeed
Intellectual Property owned by SuiteSpeed.

            3.10.15 Each material item of SuiteSpeed Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such SuiteSpeed Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such SuiteSpeed Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such SuiteSpeed Registered Intellectual Property.

            3.10.16 SuiteSpeed has not claimed small business status, or other particular status in the application for any SuiteSpeed Registered Intellectual Property which claim of status was false at the time made or which has since become inaccurate or false or that will no longer be true and accurate as a result of the consummation of the Merger.

            3.10.17 Except for those items owned by third parties and material portions of freeware set forth in Section 3.10.4 of the SuiteSpeed Disclosure Schedule (and excluding immaterial portions of freeware), all software products of SuiteSpeed were written and created solely by either (i) employees of SuiteSpeed acting within the scope of their employment, or (ii) by third parties who, in the case of clauses (i) and (ii), have validly assigned all of their rights, including Intellectual Property rights, in such products to SuiteSpeed, and no third party owns any Intellectual Property rights to such software products.

            3.10.18 SuiteSpeed has not misrepresented or failed to disclose, and is not aware of any misrepresentation or failure to disclose, any facts or circumstances in any application for any SuiteSpeed Registered Intellectual Property that would constitute fraud or a material misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any SuiteSpeed Registered Intellectual Property.

            3.10.19 SuiteSpeed has taken all steps reasonable and customary under the circumstances to protect the confidentiality and trade secret status of any material confidential information of SuiteSpeed, and SuiteSpeed knows of no instance in which a third party has had access to the material confidential information of SuiteSpeed for which it could be claimed that SuiteSpeed has failed to protect the confidentiality of any material confidential information of SuiteSpeed.

            3.10.20 All employees of, and consultants to, SuiteSpeed who have contributed to the development of the SuiteSpeed Intellectual Property owned by SuiteSpeed have entered into valid and binding agreements with SuiteSpeed sufficient to vest title in SuiteSpeed to all Intellectual Property created by such employees or consultants in the scope of his or her employment or consultancy with SuiteSpeed. Section 3.10.20 of the SuiteSpeed Disclosure Schedule sets forth copies of the template proprietary rights agreements that SuiteSpeed has used in the SuiteSpeed Business over the past three years.

      3.11 Computer Programs. Section 3.11 of the SuiteSpeed Disclosure Schedule contains a list of all of the computer programs (other than off-the-shelf programs) used by SuiteSpeed in the SuiteSpeed Business, indicating which are owned by SuiteSpeed and which are used by SuiteSpeed pursuant to a license from others, in each case identifying the licensor and the date of the license agreement. A true and complete copy of each such license agreement has been delivered to RMLX's counsel prior to the date hereof.

      3.12 Accounts Receivable.

            3.12.1 Except as set forth in Section 3.12 of the SuiteSpeed Disclosure Schedule, all of SuiteSpeed's accounts receivable set forth on the SuiteSpeed Current Balance Sheet or arising subsequent to the date of the SuiteSpeed Current Balance Sheet have originated in the ordinary course of business of SuiteSpeed.

            3.12.2 SuiteSpeed has delivered to RMLX prior to the date hereof a schedule setting forth a true and complete aging of its consolidated accounts receivable as of May 31, 2005.

      3.13 Title to Assets. SuiteSpeed has good and marketable title in and to all of the assets and property of the SuiteSpeed Business reflected in the SuiteSpeed Current Balance Sheet plus all assets and property purchased by SuiteSpeed since the date of the SuiteSpeed Current Balance Sheet, less all assets and property which SuiteSpeed has disposed of in the ordinary course of business since the date of the SuiteSpeed Current Balance Sheet. The only Liens which exist and, at the Closing, will exist on the assets and property of the Surviving Corporation at the Effective Time are Liens which either (a) secure liabilities disclosed in the SuiteSpeed Current Balance Sheet, (b) secure the ownership interests of lessors of equipment used in the SuiteSpeed Business and disclosed on other exhibits annexed hereto, (c) are Liens for current taxes or assessments or governmental charges not yet due or (d) are disclosed on Section
3.13 of the SuiteSpeed Disclosure Schedule annexed hereto.

      3.14 Material Contracts.

            3.14.1  Section  3.14.1  of  the  SuiteSpeed   Disclosure   Schedule
identifies the following contracts, leases and other obligations to which SuiteSpeed is a party or by which SuiteSpeed is bound: (a) contracts with or loans to any of the stockholders, equity holders, officers, directors, agents, consultants, advisors, salesmen, distributors or sales representatives of SuiteSpeed; (b) agreements under which SuiteSpeed has granted any Person any indemnification or registration rights; (c) agency agreements given by or to SuiteSpeed; (d) unsecured loans and lines of credit; (e) contracts restricting SuiteSpeed or, to SuiteSpeed's knowledge, any of the employees or affiliates of SuiteSpeed from doing business in any areas or in any way limiting competition;
(f) contracts and leases which will not be terminable without cost or liability within 60 days after the Closing Date; (g) contracts providing for the installation or maintenance of equipment purchased or leased by SuiteSpeed and requiring payment by SuiteSpeed of more than $500 per month; (h) written employment agreements with any of SuiteSpeed's employees; (i) contracts obligating SuiteSpeed to provide maintenance in the future; (j) any other contract which is reasonably likely to have a material impact on the business, operations, assets, prospects or financial condition of SuiteSpeed; (k) guarantees by SuiteSpeed of the obligations of any other party except those resulting from the endorsement of customer checks; (l) contracts affecting the transfer or voting of any securities of SuiteSpeed; (m) any other agreement entered into by SuiteSpeed outside the ordinary course of business; and (n) all commitments to enter into any such contracts, leases or obligations described in clauses (a) through (m) above. Except as disclosed in such Section 3.14.1, SuiteSpeed has performed all material obligations required on its part to be performed under each of such contracts, obligations and commitments to which SuiteSpeed is a party or otherwise bound and no default has occurred thereunder on the part of SuiteSpeed (other than defaults which have been waived pursuant to waivers copies of which are set forth in Section 3.14.1 of the SuiteSpeed Disclosure Schedule) which are reasonably likely to have a SuiteSpeed Material Adverse Effect. All parties to such contracts, obligations or commitments with SuiteSpeed are, to SuiteSpeed's knowledge, in substantial compliance therewith and, to SuiteSpeed's knowledge, no event has occurred which, through the giving of notice or the passage of time or both, would cause or constitute a material default under any such contracts, obligations or commitments or would cause the acceleration of any obligation of any party thereto.

            3.14.2 Except as set forth in Section 3.14.2 of the SuiteSpeed Disclosure Schedule, SuiteSpeed does not have any outstanding loans or advances to any Person and is not obligated to make any such loans or advances, except for advances to employees in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services.

            3.14.3  Copies of the  contracts  listed or  referred  to in Section
3.14.1 have been delivered to RMLX's counsel prior to the date hereof.

      3.15. Customers and Suppliers. 56.

            3.15.1 Section 3.15.1 of the SuiteSpeed Disclosure Schedule lists the top twenty (20) customers, or groups of related customers, of the SuiteSpeed Business (based on the aggregate revenues paid by such customers, or groups of related customers, to SuiteSpeed during the 12 months ended May 31, 2005), the aggregate revenues paid by such customers to SuiteSpeed during such period and the general nature of the products sold and/or services provided to such customers. Except as set forth in Section 3.15.1 of the SuiteSpeed Disclosure Schedule, SuiteSpeed does not have any contracts with the customers listed in
Section 3.15.1 other than purchase orders entered into in the ordinary course of business. Correct copies of the contracts with customers referred to in Section
3.15.1 of the SuiteSpeed Disclosure Schedule have been delivered to RMLX's counsel prior to the date hereof.

            3.15.2 Section 3.15.2 of the SuiteSpeed Disclosure Schedule lists the top ten (10) suppliers to the SuiteSpeed Business (based on the aggregate amounts paid by SuiteSpeed to such suppliers during the 12 months ended May 31,
2005). Except as set forth in Sections 3.14.1 and 3.15.2 of the SuiteSpeed Disclosure Schedule, SuiteSpeed does not have any contracts with the suppliers listed therein other than purchase orders entered into in the ordinary course of business. Copies of the contracts with suppliers referred to in such Section
3.15.2 of the SuiteSpeed Disclosure Schedule have been delivered to RMLX's counsel prior to the date hereof.

            3.15.3 To SuiteSpeed's  knowledge,  none of the customers  listed in
Section 3.15.1 of the SuiteSpeed Disclosure Schedule and none of the suppliers listed in Section 3.15.2 of the SuiteSpeed Disclosure Schedule intends to terminate or materially change its relationship with SuiteSpeed prior to, on or after the Closing Date, except (x) as disclosed in either or both of such sections of the SuiteSpeed Disclosure Schedule or (y) as otherwise specifically contemplated by the contracts between SuiteSpeed and such customers or suppliers.

      3.16  Transactions  with Related  Parties.  Except as set forth in Section
3.16 of the SuiteSpeed Disclosure Schedule, since January 1, 2004, SuiteSpeed has not engaged in any transaction with an officer, director or shareholder of SuiteSpeed of the type which would be required to be disclosed pursuant to Item 404 of Rule S-K of the SEC if SuiteSpeed were subject to such Item. With respect to each transaction listed in Section 3.16 of the SuiteSpeed Disclosure Schedule, except as otherwise disclosed in such Schedule, such transaction has been on terms no less favorable to SuiteSpeed than those which could have been obtained at the time from bona fide third parties.

      3.17 Labor Matters.

            3.17.1 SuiteSpeed is not a party to any collective bargaining agreements.

            3.17.2 SuiteSpeed has not had any strike, slowdown, picketing, work stoppage, labor dispute or threat of a labor dispute or any attempt or threat of an attempt by a labor union to organize its employees.

            3.17.3 Section 3.17.3 of the SuiteSpeed Disclosure Schedule contains a list of all current employment or consulting contracts with, and covenants against competition by, any person employed by SuiteSpeed. Correct copies of all such agreements have been delivered to RMLX's counsel prior to the date hereof.

            3.17.4 Except as set forth in Section 3.17.4 of the SuiteSpeed Disclosure Schedule, all employees of SuiteSpeed are employees at will who, subject to applicable laws, may be terminated by SuiteSpeed at any time with no obligation to make any payment except wages to the date of termination, accrued vacation and sick leave benefits.

            3.17.5 SuiteSpeed is in compliance in all material respects with all laws respecting employment, wages and hours. SuiteSpeed is not engaged in any discriminatory hiring or employment practices or any unfair labor practices. No employment discrimination or unfair labor practice complaint has been filed against SuiteSpeed, or, to SuiteSpeed's knowledge, threatened to be filed against SuiteSpeed, with any governmental authority having jurisdiction over the labor matters of SuiteSpeed. Since January 1, 2004, SuiteSpeed has not been threatened by any former employee with any suit alleging wrongful termination.

      3.18 Benefit Plans; ERISA.

            3.18.1 Section 3.18.1 of the SuiteSpeed Disclosure Schedule contains a true and complete list of all funded or unfunded, written or oral, employee benefit plans, contracts, agreements, incentives, or salary, wage or other compensation plans or arrangements, including all pension and profit sharing plans, savings plans, bonus plans, deferred compensation plans, incentive compensation plans, stock purchase plans, supplemental retirement plans, severance plans, termination pay plans, stock option plans, hospitalization plans, medical insurance plans, life insurance plans, dental insurance plans, disability insurance plans, salary continuation plans, vacation plans, supplemental unemployment benefit plans, retiree benefit plans and, in each such case, comparable agreements, and each other employee benefit program, plan, policy or arrangement (each a "Benefit Plan") maintained, contributed to, or required to be contributed to, by SuiteSpeed for the benefit of the former or current employees, directors, agents or consultants of SuiteSpeed, whether or not subject to the Employee Retirement Income Security Act of 1974 ("ERISA").

            3.18.2 SuiteSpeed has delivered to RMLX's counsel prior to the date hereof true and complete copies of the Benefit Plans and all related trust documents and other related agreements. Each of the Benefit Plans listed in
Section 3.18.1 of the SuiteSpeed Disclosure Schedule is and has at all times been in compliance in all material respects with all provisions of law applicable to such plans. No event has occurred, is threatened or is about to occur which would constitute a reportable event (for which the notice requirement has not been waived) within the meaning of ss.4043(b) of ERISA with respect to any "employee pension benefit plan" (as defined in ss.3(2) of ERISA) of the SuiteSpeed Business (each a "Pension Plan") if such plan were subject to ERISA.

            3.18.3 Each of the Benefit Plans which is required to meet the requirements of Section 401(a) of the Code now meets, and since its inception has met, the requirements for qualification under Section 401(a) of the Code.

            3.18.4 To SuiteSpeed's knowledge, each fiduciary and every plan official of each Benefit Plan is bonded to the extent required by applicable law. No steps have been taken to terminate any Benefit Plan and no liability has been incurred by SuiteSpeed with respect to the Benefit Plans that has not been satisfied in full; to SuiteSpeed's knowledge no condition exists that could reasonably be expected to result in SuiteSpeed's incurring a material liability under applicable law with respect to the Benefit Plans other than the payment of benefits in accordance with the terms of such Benefit Plans, and no proceeding has been initiated to terminate, or to appoint a trustee to administer, any Pension Plan. SuiteSpeed has not withdrawn from any Pension Plan or ceased operations at any facility. In the event that any Benefit Plan was required to file annual reports with any governmental authority, those sections of any such annual reports heretofore filed with any governmental authority by or on behalf of such Benefit Plan which were required to be certified were certified without qualification by the accountants or actuaries of such Benefit Plan. By their terms, each of the Benefit Plans can be amended, terminated or otherwise discontinued after the Closing Date without liability to SuiteSpeed.

            3.18.5 Except as specifically set forth in Section 3.18.5 of the SuiteSpeed Disclosure Schedule, the execution and performance of the transactions contemplated by this Agreement will not constitute an event under any Benefit Plan or individual agreement relating thereto that will or may reasonably be expected to result in any material payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any current or former employee, consultant, agent or director of SuiteSpeed.

            3.18.6 Except as set forth in Section 3.18.6 of the SuiteSpeed Disclosure Schedule, no Benefit Plan is (a) a multiemployer plan as defined in
Section 3(37) of ERISA, (b) a defined benefit plan as defined in Section 3(35) of ERISA or (c) subject to the funding standards of Section 412 of the Code.

            3.18.7 SuiteSpeed has made all contributions required to be made to each Benefit Plan under the terms of such plan and applicable law.

            3.18.8 No transaction prohibited by any applicable law has occurred with respect to any Benefit Plan listed in Section 3.18.1 of the SuiteSpeed Disclosure Schedule which could subject any Benefit Plan or any related trust, SuiteSpeed or any affiliate of SuiteSpeed, or any director or employee of SuiteSpeed, to any material tax or penalty imposed by any applicable law, either directly or indirectly, and whether by way of indemnity or otherwise.

            3.18.9 SuiteSpeed or the applicable plan administrator has timely filed all required reporting and disclosure forms for each Benefit Plan with the appropriate governmental authorities.

            3.18.10 Each group health plan (as defined in Section 5000(b)(1) of the Code) maintained by SuiteSpeed has been administered in compliance in all material respects with all applicable laws. SuiteSpeed does not now and has never maintained, sponsored or contributed to any plan or program or arrangement providing post-termination employment, health, dental, disability or life insurance benefits with respect to employees or former employees and their spouses and dependents other than COBRA continuation coverage pursuant to Sections 601 through 609 of ERISA.

      3.19 Insurance. Section 3.19 of the SuiteSpeed Disclosure Schedule lists all insurance policies which SuiteSpeed currently has in effect and which SuiteSpeed had in effect at any time since January 1, 2002 and the status of any claims made thereunder. Except as otherwise noted in Section 3.19 of the SuiteSpeed Disclosure Schedule, all such insurance policies provide occurrence coverage. True and complete copies of said policies, including all endorsements, have been delivered to RMLX's counsel prior to the date hereof. All premiums due and payable under all such policies have been paid, and SuiteSpeed is otherwise in compliance in all material respects with the terms and conditions of all such policies. The reserves established by SuiteSpeed in respect of all matters as to which SuiteSpeed self-insures or carries retentions and/or deductibles, including product and intellectual property infringement liability, workers' medical coverage and workers' compensation, are adequate and appropriate in light of SuiteSpeed's experience, and SuiteSpeed is not aware of any facts or circumstances existing as of the date hereof that would reasonably be expected to cause such reserves to be inadequate or inappropriate. SuiteSpeed has not been subject to any product liability claim or any claim asserting that services provided by SuiteSpeed have been provided negligently, other than claims described in Section 3.19 of the SuiteSpeed Disclosure Schedule.

      3.20 Licenses and Permits. Except as set forth in Section 3.20 of the SuiteSpeed Disclosure Schedule, SuiteSpeed and its employees have all licenses, permits, orders, approvals and authorizations required for the conduct of the SuiteSpeed Business as presently conducted and as contemplated to be conducted, other than licenses, permits, orders, approvals and authorizations which, if not obtained by SuiteSpeed, would not have a SuiteSpeed Material Adverse Effect. A list of all of SuiteSpeed's material licenses, permits, orders, approvals and authorizations is set forth in Section 3.20 of the SuiteSpeed Disclosure Schedule. In all material respects, SuiteSpeed is acting within the terms of such licenses, permits, orders, approvals and authorizations. Since January 1, 2002, SuiteSpeed has not received any notice of investigation, evaluation or suspension of any such licenses, permits, orders, approvals or authorizations. To SuiteSpeed's knowledge, no suspension or cancellation of any such licenses, permits, orders, approvals or authorizations has been threatened or is contemplated.

      3.21 Authority Relative to this Agreement; Enforceability. Subject to the receipt of any governmental approvals, the execution, delivery and performance of this Agreement are within the corporate power and authority of SuiteSpeed and have been duly authorized by all requisite corporate action on the part of SuiteSpeed. This Agreement is a legal, valid and binding obligation of SuiteSpeed, enforceable against SuiteSpeed in accordance with its terms, except insofar as its enforcement may be limited by (a) bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and (b) equitable principles limiting the availability of equitable remedies. All persons who executed this Agreement on behalf of SuiteSpeed have been duly authorized to do so.

      3.22 Compliance with Other Instruments;  Consents.  Except as set forth in
Section 3.22 of the SuiteSpeed Disclosure Schedule, neither the execution and delivery of this Agreement by SuiteSpeed nor the consummation of the transactions contemplated hereby will:

            3.22.1 conflict with, or result in a breach of any provision of, SuiteSpeed's Certificate of Incorporation, by-laws or other organizational documents;

            3.22.2 violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any Lien upon any of the properties or assets of SuiteSpeed under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which SuiteSpeed is a party;

            3.22.3 violate any order, writ, injunction, decree, statute, rule or regulation applicable to SuiteSpeed, its properties or its assets; or

            3.22.4 require any action or consent or approval of, or review by, or registration or filing by SuiteSpeed or any of its Affiliates with, any third party or any governmental authority, other than (i) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement, or (ii) the filing of the Certificate of Merger pursuant to the Statute, except, in the case of Sections 3.22.2, 3.22.3 and 3.22.4, for any of the foregoing that, individually or in the aggregate, is not reasonably likely to have a SuiteSpeed Material Adverse Effect.

      3.23 Compliance with Applicable Laws. Except as set forth in Section 3.23 of the SuiteSpeed Disclosure Schedule, SuiteSpeed is in compliance in all material respects with all Laws and, since January 1, 2003, SuiteSpeed has not received any notice or advice to the contrary. All reports relating to
SuiteSpeed required to be filed since January 1, 2003 with any governmental authority, including any governmental authority issuing licenses or qualifications to acquire, import, export, manufacture, assemble or sell various classes and types of products or services sold by SuiteSpeed, have been timely filed and all information contained therein is true and correct in all material respects.

      3.24 Environmental Compliance

            3.24.1 For purposes of this Agreement:

                  3.24.1.1 "Regulated Substance" means any pollutant, chemical substance, hazardous waste, hazardous substance or contaminant regulated under any Environmental Law.

                  3.24.1.2 "Enforcement Notice" means a summons, notice, notice of violation, citation, directive, order, claim, litigation, investigation, judgment, letter or other communication, written or oral, from any governmental authority or other person or entity, concerning the Releasing of a Regulated Substance into the air, water or land.

                  3.24.1.3  "Releasing"  means  releasing,   spilling,  leaking,
pumping,  pouring,  emitting,  emptying,   discharging,   injecting,   escaping,
leaching, disposing or dumping.

                  3.24.1.4 "Environmental Law" means all applicable Laws relating to pollution control and environmental contamination, including, but not limited to, all Laws governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge, or disposal of Regulated Substances and all laws and regulations with regard to record-keeping, notification and reporting requirements respecting Regulated Substances.

            3.24.2 SuiteSpeed is in compliance in all material respects with all Environmental Laws. SuiteSpeed has not been alleged to be in violation of, nor has SuiteSpeed been subject to any administrative or judicial proceeding pursuant to, any Environmental Laws at any time during the past three years.

            3.24.3 None of the real estate leased by SuiteSpeed has ever been used by SuiteSpeed to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer or process Regulated Substances except in the ordinary course of business in accordance with Environmental Laws.

            3.24.4   There  have  been  no   Regulated   Substances   generated,
transported or disposed of by SuiteSpeed during the past three years except in the ordinary course of business in accordance with Environmental Laws.

            3.24.5 To SuiteSpeed's knowledge, there are no Enforcement Notices in effect, and SuiteSpeed is not aware of any facts which might reasonably be expected to result in the issuance of any Enforcement Notice with respect to SuiteSpeed or, to SuiteSpeed's knowledge, any predecessor in use, occupancy, interest or title to the real property owned or leased or the personal property owned by SuiteSpeed.

            3.24.6 To SuiteSpeed's knowledge, there are no underground storage tanks on or in the portion of the real property leased by SuiteSpeed.

      3.25 Financial Statements.

            3.25.1  Attached  to  Section  3.25.1 of the  SuiteSpeed  Disclosure
Schedule are the following unaudited annual and interim consolidated financial statements of SuiteSpeed: the unaudited consolidated balance sheets of SuiteSpeed as of December 31, 2003 and 2004, the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows of SuiteSpeed for the years ended December 31, 2002, 2003 and 2004, the SuiteSpeed Current Balance Sheet and the unaudited consolidated statements of income and cash flows of SuiteSpeed for the three months ended March 31, 2004 and 2005 (the "SuiteSpeed Financial Statements"). The SuiteSpeed Financial Statements fairly present in all material respects the financial condition of SuiteSpeed and the results of SuiteSpeed's operations and cash flows as at the dates or for the periods to which they apply, as the case may be, and such statements have been prepared in conformity with GAAP applied on a consistent basis during the periods involved.

            3.25.2 Except as listed in Section 3.25.2 of the SuiteSpeed Disclosure Schedule, no value has been assigned in the SuiteSpeed Financial Statements to (a) any trademarks, trade names, contract rights, patents, copyrights, customer lists, books and records, restrictive covenants, deferred charges, or prepaid expenses for any item other than taxes, rent, insurance or other intangible item other than good will; (b) office supplies, advertising or promotional material; (c) any asset previously charged to expense; or (d) any other asset which it has been SuiteSpeed's practice to write off as an expense.
Section 3.25.2 of the SuiteSpeed Disclosure Schedule sets forth SuiteSpeed's policy with respect to the capitalization and expensing of software, which policy is in accordance with GAAP and has been adhered to in all material respects by SuiteSpeed since its inception.

            3.25.3 No unrecorded funds or assets of SuiteSpeed have been established for any purpose; no accumulation or use of SuiteSpeed's funds has been made without being properly accounted for in SuiteSpeed's books and records; all payments by or on behalf of SuiteSpeed have been duly and properly recorded and accounted for in its books and records; no false or artificial entry has been made in SuiteSpeed's books and records for any reason; no payment has been made by or on behalf of SuiteSpeed with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and SuiteSpeed has not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign, or any contribution, gift, bribe, rebate, payoff, influence payment or kickback, whether in cash, property or services, to any individual, corporation, partnership or other entity, to secure business or to pay for business secured by SuiteSpeed.

            3.25.4  Except as  described  in Section  3.25.4 of the Suite  Speed disclosure Schedule, since December 31, 2003, there have been no significant changes in the internal controls utilized by SuiteSpeed and its Subsidiaries with respect to their financial records (the "SuiteSpeed Internal Controls") or in other factors that could significantly affect the SuiteSpeed Internal Controls, including any corrective actions with regard to significant deficiencies and material weaknesses. There are no significant deficiencies in the design or operation of the SuiteSpeed Internal Controls which could adversely affect the ability of SuiteSpeed to record, process, summarize and report financial data and there are no material weaknesses in the SuiteSpeed Internal Controls. SuiteSpeed is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in preparing SuiteSpeed's consolidated financial statements.

            3.25.5 SuiteSpeed does not have any outstanding binding commitments with respect to capital expenditures other than the commitments described in
Section 3.25.5 of the SuiteSpeed Disclosure Schedule.

            3.25.6 Except as and to the extent reflected, disclosed or reserved against in the SuiteSpeed Current Balance Sheet, as of the date thereof, SuiteSpeed did not have any liabilities, whether absolute, accrued, contingent or otherwise, material to the consolidated financial condition of SuiteSpeed which were required to be so disclosed in the SuiteSpeed Current Balance Sheet under GAAP. Since the date of the SuiteSpeed Current Balance Sheet, SuiteSpeed has not incurred any liabilities except in the ordinary course of business consistent with past practice, except as specifically contemplated by this Agreement.

      3.26 Taxes.

            3.26.1 All of SuiteSpeed's Taxes have been paid in full to the appropriate governmental authorities or fully accrued or provided for with respect to fiscal periods covered by the SuiteSpeed Financial Statements, except as described in Section 3.26.1 of the SuiteSpeed Disclosure Schedule. SuiteSpeed has prepared and timely filed or will prepare and timely file with the appropriate governmental authorities all Tax Returns required to be filed by SuiteSpeed at or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of SuiteSpeed (copies of which Tax Returns for the past three fiscal years have been delivered or made available to
RMLX) and such Tax Returns were (or in the case of Tax Returns to be filed subsequent to the date hereof, will be) correct and complete in all material respects when filed.

            3.26.2 Section 3.26.2 of the SuiteSpeed Disclosure Schedule sets forth the extent to which, to SuiteSpeed's knowledge, SuiteSpeed's Tax Returns have been examined, audited or investigated by any governmental authority and the results of any such examination, audit or investigation. No assessments or additional Taxes have been proposed or threatened against SuiteSpeed or any of its assets pursuant to any such examination. SuiteSpeed has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No issue has been raised in any such examination, audit or investigation which can reasonably be expected to result in a deficiency in any years not covered by that examination, audit or investigation. Adjustments, if any, to all such Tax Returns have been agreed upon and paid by SuiteSpeed or are being contested as indicated in Section
3.26.2 of the SuiteSpeed Disclosure Schedule.

            3.26.3 To the best of SuiteSpeed's knowledge, there are no pending investigations of SuiteSpeed or its Tax Returns by any taxing authority, and there are no Tax Liens on any of SuiteSpeed's assets.

            3.26.4 Except as set forth in Section 3.26.4 of the SuiteSpeed Disclosure Schedule, there are no elections which SuiteSpeed has made with respect to the income Tax treatment of any items which cannot be revoked without the consent of the applicable governmental authority.

            3.26.5 SuiteSpeed is not now and has never been a "United States real property holding corporation", as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the regulations promulgated by the Internal Revenue Service.

            3.26.6 Except as set forth in Section 3.26.6 of the SuiteSpeed Disclosure Schedule, no sales, use, transfer or documentary Tax will be imposed upon the Surviving Corporation or RMLX by virtue of any of the transactions contemplated by this Agreement.

            3.26.7 SuiteSpeed has filed all escheat returns that it is required to file and such returns were, when filed, accurate in all material respects. SuiteSpeed has no material escheat liabilities.

            3.26.8 SuiteSpeed (i) has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes from the wages or salaries of employees and independent contractors,
(ii) has paid over to the proper governmental authorities all amounts required to be so withheld and (iii) is not liable for any Taxes for failure to comply with such laws, rules and regulations.

            3.26.9 SuiteSpeed has not filed any consent under Section 341(f) of the Code concerning collapsible corporations.

            3.26.10 SuiteSpeed is not a party to any agreement that provides for the payment of any amount that, if paid, would be nondeductible (in whole or in part) pursuant to Section 280G of the Code in connection with the consummation of the Merger or otherwise.

            3.26.11 SuiteSpeed is not now, and has never been, a member of any group filing Tax Returns on an affiliated, combined, consolidated, unitary or similar basis. SuiteSpeed is not a party to any Tax allocation or Tax sharing agreement, nor does SuiteSpeed have any liability for any Taxes for any Person or entity other than SuiteSpeed as a transferee or successor, by contract, or otherwise.

      3.27 Litigation. Except as set forth in Section 3.27 of the SuiteSpeed Disclosure Schedule, there are no legal, administrative, arbitration or other proceedings or claims pending or, to SuiteSpeed's knowledge, threatened, against SuiteSpeed, nor is SuiteSpeed subject to any existing order or judgment other than any orders and judgments which, individually or in the aggregate, are not reasonably likely to have a SuiteSpeed Material Adverse Effect.

      3.28 Adverse Business Changes. Except as set forth in Section 3.28 of the SuiteSpeed Disclosure Schedule, since the date of the SuiteSpeed Current Balance Sheet (the "SuiteSpeed Statement Date") there has not been:

            3.28.1 Any material adverse change in the working capital, financial
condition,   assets,  liabilities  (whether  absolute,  accrued,  contingent  or otherwise), reserves, operating profits, or business of SuiteSpeed;

            3.28.2 Any damage, destruction or loss to SuiteSpeed or its properties (whether or not covered by insurance) materially and adversely affecting SuiteSpeed;

            3.28.3 Any disposition, mortgage, pledge, or subjection to any Lien, claim, charge or option of any property or asset of SuiteSpeed, any commitment made or liability incurred by SuiteSpeed, or any cancellation or compromise of any debt or claim of SuiteSpeed, otherwise than in the ordinary course of business;

            3.28.4 Any dividend or distribution declared, set aside or paid in respect of SuiteSpeed's capital stock or any repurchase by SuiteSpeed of shares of its capital stock;

            3.28.5 Any employment contract entered into by SuiteSpeed; or any increase or decrease in the rates of compensation payable by SuiteSpeed to any of its officers, directors, employees or agents over or under the rates in effect during the 12 months ended on the SuiteSpeed Statement Date, other than general increases made in accordance with past practices; or any declaration, payment, commitment, or obligation of any kind for the payment by SuiteSpeed of any bonus, other than bonuses paid in the ordinary course of business, or any implementation, modification, amendment or termination of any retirement, termination, severance or other benefits to officers, directors, employees or agents of SuiteSpeed;

            3.28.6 Any amendment, termination or threatened termination of any material contract, agreement, insurance policy, plan, lease, or license to which SuiteSpeed is a party or by which SuiteSpeed may be bound, otherwise than in the ordinary course of business;

            3.28.7  Any  material  change  in  SuiteSpeed's   methods  of  doing
business;

            3.28.8 Any distribution or disposition of assets other than in the ordinary course of business;

            3.28.9 Any termination of any permit or license issued to SuiteSpeed or to any of its employees or agents upon which a material portion of the SuiteSpeed Business is dependent; or

            3.28.10 To SuiteSpeed's knowledge, any statute, order, judgment, writ, injunction, decree, permit, rule or regulation of any court or any governmental or regulatory body adopted or entered or proposed to be adopted or entered which is reasonably likely to have a SuiteSpeed Material Adverse Effect.

      3.29 Brokerage. No broker or finder has rendered services to SuiteSpeed or, to SuiteSpeed's knowledge, to any stockholder of SuiteSpeed in connection with this Agreement or the transactions contemplated hereby. Section 3.29 of the SuiteSpeed Disclosure Schedule identifies any agreement executed by SuiteSpeed which will obligate SuiteSpeed or any of its successors or Affiliates to pay any brokerage or finder's fee in the future with respect to any type of commercial, corporate, financial, acquisition, banking, borrowing or other business transaction.

      3.30 SuiteSpeed Disclosure Schedule. All of the facts recited in the SuiteSpeed Disclosure Schedule, except to the extent otherwise explicitly qualified therein, shall be deemed to be representations of fact as though recited in this Article III.

      3.31 Full Disclosure. No representation or warranty made in this Article III contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF RMLX

      For purposes of each of the representations in this Article IV other than the representations in Sections 4.1, 4.2.1, 4.3, and 4.5, any reference to RMLX shall constitute a reference to RMLX and each of its Subsidiaries. RMLX and Subcorp represent and warrant to SuiteSpeed as follows:

      4.1 Organization.

            4.1.1  RMLX  and  each of its  Subsidiaries  is a  corporation  duly organized, validly existing and in good standing under the laws of the State in which it was organized and has the power and authority to own, lease and operate its properties and to conduct its business as presently conducted (the "RMLX Business"). RMLX and each of its Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property requires such qualification, except for failures to be so qualified or in good standing which would not, singly or in the aggregate with all such other failures, have a RMLX Material Adverse Effect. Neither RMLX nor any of its Subsidiaries has any liability or obligation relating to any failure in the past to qualify to do business in any jurisdiction other than liabilities and obligations reflected in RMLX's consolidated balance sheet as of March 31, 2005 (the "RMLX Current Balance Sheet"), a copy of which is set forth in Section
4.1.1   of  the   disclosure   schedule   delivered   by  RMLX   to   SuiteSpeed
contemporaneously with the execution of this Agreement (the "RMLX Disclosure Schedule"). Neither RMLX nor any of its Subsidiaries is in violation of any of the provisions of its organizational documents. True and complete copies of such organizational documents, as currently in effect, have previously been delivered to SuiteSpeed's counsel.

            4.1.2 Section 4.1.2 of the RMLX Disclosure Schedule lists each stock purchase agreement, registration rights agreement, stockholders' agreement, voting rights agreement, investor agreement and other agreement entered into by RMLX in connection with the issuance of any shares of RMLX Common Stock. True and complete copies of each of the agreements listed in such Section 4.1.2 are publicly available on the website of the Securities and Exchange Commission .

      4.2 Capitalization; Funded Debt.

            4.2.1 As of the date hereof, the authorized capital stock of RMLX consists solely of 245,000,000 shares of RMLX Common Stock and 5,000,000 shares of preferred stock, par value $.20 per share (the "RMLX Preferred Stock"). As of May 31, 2005, there were 104,441,799 shares of RMLX Common Stock and 720,000 shares of RMLX Preferred Stock outstanding, no shares of RMLX Common Stock were held in RMLX's treasury and no shares of RMLX Preferred Stock were held in RMLX's treasury. As of May 31, 2005, 7,680,000 shares of RMLX Common Stock were reserved for issuance upon the exercise of outstanding stock options, 29,343,427 shares of RMLX Common Stock were reserved for issuance upon the exercise of outstanding warrants and 14,666,666 shares of RMLX Common Stock were reserved for issuance upon the conversion of the principal amount ($1,100,000) of outstanding debentures. Such debentures bear interest at a rate of 11% per annum; the interest obligation on these debentures may also be converted into RMLX Common Stock at a similar conversion ratio. Each outstanding share of RMLX Common Stock is, and all shares of RMLX Common Stock to be issued in connection with the transactions contemplated hereby will be, duly authorized and validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof. As of the date hereof, except for (a) stock options issuable pursuant to stock option plans adopted or assumed by RMLX, (b) options and warrants to purchase RMLX Common Stock and debentures convertible into RMLX Common Stock described in Sections 4.2.1 and 4.22 of the RMLX Disclosure Schedule, (c) matters disclosed in RMLX's SEC Reports, (d) shares issuable pursuant to other benefit plans adopted by RMLX and (e) shares issuable pursuant to this Agreement, RMLX does not have, and is not bound by, any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of RMLX Common Stock or RMLX Preferred Stock or any other equity securities of RMLX or any securities representing the right to purchase or otherwise receive any shares of RMLX Common Stock or RMLX Preferred Stock.

            4.2.2 Except as set forth in Section 4.2.2 of the RMLX Disclosure Schedule, RMLX has no term or funded debt, debt to banks or debt to Affiliates (the "RMLX Debt"). Such Section 4.2.2 lists each loan agreement, credit agreement, mortgage, indenture, promissory note, security agreement or other agreement or instrument to which RMLX is a party evidencing term or funded debt, debt to banks or debt to Affiliates, true and complete copies of which have been delivered to SuiteSpeed's counsel prior to the date hereof or are publicly available on the website of the Securities and Exchange Commission. Except as set forth in such Section 4.2.2 of the RMLX Disclosure Schedule, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by RMLX under any agreement or other instrument relating to any funded debt, bank loan or debt to Affiliates listed in such Section 4.2.2 of the RMLX Disclosure Schedule which has not been cured or waived (true and complete copies of which waivers are set forth in such Section 4.2.2 of the RMLX Disclosure Schedule).

            4.2.3 Except as set forth in Section 4.2.3 of the RMLX Disclosure Schedule, RMLX has not guaranteed the obligations of any third-party, including any joint venture, any officer, director or shareholder of RMLX or any entity affiliated with any such officer, director or shareholder.

            4.2.4 There are no declared and unpaid dividends on any shares of RMLX's capital stock.

      4.3 Subsidiaries; Acquisitions; Dispositions; Jurisdictions.

            4.3.1 RMLX does not directly or indirectly own or control, and has never directly owned or controlled, any Subsidiary other than the Subsidiaries listed in Section 4.3.1 of the RMLX Disclosure Schedule.

            4.3.2 Other than with respect to the Subsidiaries  listed in Section
4.3.1 of the RMLX Disclosure  Schedule,  RMLX does not,  directly or indirectly,
(i) own of record or beneficially (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any equity interest in any partnership, joint venture, limited liability company or other business enterprise or (ii) own or control any other entity. Since January 1, 1999, RMLX has not acquired the capital stock or assets of any business entity, or invested in any partnership, limited partnership, limited liability company, joint venture or other business entity other than with respect to the Subsidiaries listed in Section 4.3.1 of the SuiteSpeed Disclosure Schedule.

            4.3.3 There are no agreements between RMLX and any third-party relating to the operation, governance, ownership or other material aspect of any joint venture.

            4.3.4 Except as set forth in Section 4.3.4 of the RMLX Disclosure Schedule, RMLX has not, since its formation, purchased, sold or otherwise disposed of any assets or entity otherwise than in the ordinary course of business.

      4.4 Intellectual Property.

            4.4.1 For the purposes of this Agreement, "RMLX Intellectual Property" shall mean any Intellectual Property that is owned by or licensed to RMLX.

            4.4.2 Section 4.4.2 of the RMLX Disclosure Schedule lists all Registered Intellectual Property, in whole or in part owned by or filed in the name of RMLX ("RMLX Registered Intellectual Property").

            4.4.3 Each item of RMLX Intellectual Property owned by RMLX, including all RMLX Registered Intellectual Property listed in Section 4.4.2 of the RMLX Disclosure Schedule, is free and clear of all Liens, other than end-user licenses granted by RMLX pursuant to a standard form of end-user license, a true and complete copy of which, if applicable, is set forth in
Section 4.4.3 of the RMLX Disclosure Schedule.

            4.4.4 RMLX owns exclusively, and has good title to, all copyrighted works that are software products of RMLX or other works of authorship that RMLX otherwise purports to own, except for immaterial portions of freeware.

            4.4.5 Except for end-user licenses granted by RMLX pursuant to its standard form of end-user license, if applicable, RMLX has not transferred ownership of, or granted any license or right to use, any Intellectual Property that is, or was, RMLX Intellectual Property to any other person or knowingly permitted RMLX's rights in such RMLX Intellectual Property to lapse or enter into the public domain.

            4.4.6 The RMLX Intellectual Property constitutes all the Intellectual Property used in the conduct of the RMLX Business as currently conducted including (i) the making, using, selling, marketing or importing of any product or device, (ii) the practice of any process, (iii) the offering or performance of any service, or (iv) the copying, display, performance, distribution, creation of derivative works of, or the exploitation of, any device or work.

            4.4.7 There are no contracts, licenses or agreements (other than object code end-user licenses available to the general public) pursuant to which any person, including any Affiliate of RMLX (other than a Subsidiary of RMLX), has licensed any Intellectual Property to RMLX.

            4.4.8 There are no contracts, licenses or agreements pursuant to which RMLX has licensed or transferred to any third person or any Affiliate of RMLX any material RMLX Intellectual Property (other than end-user licenses granted by RMLX pursuant to its standard form of end-user license).

            4.4.9 The consummation of the transactions contemplated by this Agreement will not cause or obligate RMLX (i) to grant to any third party any rights or licenses with respect to any RMLX Intellectual Property or (ii) to pay any royalties or other amounts in excess of those being paid by RMLX prior to the date hereof.

            4.4.10 There are no agreements, licenses or contracts pursuant to which RMLX has agreed to indemnify, hold harmless, or otherwise agree to be liable for any losses, costs or damages of a third party with respect to any Intellectual Property or product or service of RMLX.

            4.4.11 All material RMLX Intellectual Property, including any item thereof, is fully transferable, alienable or licensable by RMLX without restriction and without payment of any kind to any third party.

            4.4.12 The consummation of the transactions contemplated by this Agreement will not result in the loss of, or otherwise adversely affect, any ownership rights of RMLX in any RMLX Intellectual Property or result in the breach or termination of any license, contract or agreement to which RMLX is a party respecting any material RMLX Intellectual Property.

            4.4.13 To the knowledge of RMLX, the operation of the RMLX Business, including (i) the making, using, selling, marketing or importing of any product or device, (ii) the practice of any process, (iii) the offering or performance of any service, or (iv) the copying, display, performance, distribution, creation of derivative works of, or the exploitation of any device or work does not infringe or misappropriate the Intellectual Property of any Person, violate the rights of any Person, or constitute unfair competition or trade practices under the laws of any jurisdiction, and RMLX has not received written notice from any Person claiming that such operation or any act, product, technology or service of the RMLX Business infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction. To RMLX's knowledge, (i) the making, using, selling, marketing or importing of any product or device currently under development by RMLX, (ii) the practice of any process currently under development by RMLX, (iii) the offering or performance of any service currently under development by RMLX, or (iv) the copying, display, performance, distribution, creation of derivative works of, or the exploitation of any device or work currently under development by RMLX, does not infringe or misappropriate the Intellectual Property of any person, violate the rights of any Person, or constitute unfair competition or trade practices under the laws of any jurisdiction, and RMLX has not received written notice from any Person claiming that such operation or any act, product, technology or service misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction.

            4.4.14 There are no contracts, licenses or agreements between RMLX and any other Person with respect to RMLX Intellectual Property under which there is any litigation or other legal proceeding known to RMLX regarding the scope of such agreement or performance under such contract, license or agreement including with respect to any payments to be made or received by RMLX thereunder.

            4.4.15 To the knowledge of RMLX, no person has infringed or misappropriated, or is infringing or misappropriating, any RMLX Intellectual Property owned by RMLX.

            4.4.16 Each material item of RMLX Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such RMLX Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such RMLX Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such RMLX Registered Intellectual Property.

            4.4.17 RMLX has not claimed small business status, or other particular status in the application for any RMLX Registered Intellectual Property which claim of status was false at the time made or which has since become inaccurate or false or that will no longer be true and accurate as a result of the consummation of the Merger.

            4.4.18 Except for those items owned by third parties immaterial portions of freeware, all software products of RMLX were written and created solely by either (i) employees of RMLX acting within the scope of their employment, or (ii) by third parties who have validly assigned all of their rights, including Intellectual Property rights, in such products to RMLX, and no third party owns any Intellectual Property rights to such software products.

            4.4.19 RMLX has not misrepresented or failed to disclose, and is not aware of any misrepresentation or failure to disclose, any facts or circumstances in any application for any RMLX Registered Intellectual Property that would constitute fraud or a material misrepresentation with respect to such application or that would otherwise effect the validity or enforceability of any RMLX Registered Intellectual Property.

            4.4.20 RMLX has taken all steps reasonable and customary under the circumstances to protect the confidentiality and trade secret status of any material confidential information of RMLX, and RMLX knows of no instance in which a third party has had access to the material confidential information of RMLX for which it could be claimed that RMLX has failed to protect the confidentiality of any material confidential information of RMLX.

            4.4.21 No employees of RMLX have entered into agreements with RMLX sufficient to vest title in RMLX to any Intellectual Property created by such employee in the scope of his or her employment with RMLX.

      4.5 Authority Relative to this Agreement; Enforceability. Subject to the receipt of any governmental approvals and approval of RMLX's and Subcorp's stockholders, if necessary, the execution, delivery and performance of this Agreement are within the corporate power and authority of RMLX and Subcorp and have been duly authorized by all requisite corporate action on the part of RMLX. This Agreement is a legal, valid and binding obligation of RMLX and Subcorp, enforceable against each of RMLX and Subcorp in accordance with its terms, except insofar as its enforcement may be limited by (a) bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and (b) equitable principles limiting the availability of equitable remedies. All persons who executed this Agreement on behalf of RMLX and Subcorp have been duly authorized to do so.

      4.6 Compliance with Other  Instruments;  Consents.  Except as set forth in
Section 4.6 of the RMLX Disclosure Schedule, neither the execution and delivery of this Agreement by RMLX nor the consummation of the transactions contemplated hereby will:

            4.6.1 conflict with, or result in a breach of any provision of, RMLX's Certificate of Incorporation, by-laws or other organizational documents;

            4.6.2 violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any Lien upon any of the properties or assets of RMLX under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which RMLX is a party;

            4.6.3 violate any order, writ, injunction, decree, statute, rule or regulation applicable to RMLX, its properties or its assets; or

            4.6.4 require any action or consent or approval of, or review by, or registration or filing by RMLX or any of its Affiliates with, any third party or any governmental authority, other than (i) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement, or (ii) the filing of the Certificate of Merger pursuant to the Statute, except, in the case of Sections 4.6.2, 4.6.3 and 4.6.4, for any of the foregoing that, individually or in the aggregate, is not reasonably likely to have a RMLX Material Adverse Effect.

      4.7 Compliance with Applicable Laws. RMLX is in compliance in all material respects with all Laws and, since January 1, 2002, RMLX has not received any notice or advice to the contrary. All reports relating to RMLX required to be filed since January 1, 2003 with any governmental authority, including any governmental authority issuing licenses or qualifications to acquire, import, export, manufacture, assemble or sell various classes and types of products or services sold by RMLX, have been timely filed and all information contained therein is true and correct in all material respects.

      4.8 RMLX SEC Documents and Other Public Disclosures. RMLX has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2003 under the Exchange Act and Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "RMLX SEC Documents"). The RMLX SEC Documents, including any financial statements or schedules included therein, at the time filed (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Securities Act, Exchange Act and the rules and regulations promulgated thereunder. The financial statements of RMLX included in the RMLX SEC Documents at the time filed complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly present (subject, in the case of unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of RMLX and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Except as and to the extent reflected, disclosed or reserved against in the RMLX Current Balance Sheet, as of the date thereof, RMLX did not have any liabilities, whether absolute, accrued, contingent or otherwise, material to the consolidated financial condition of RMLX which were required to be so disclosed under GAAP.

      4.9  Taxes.  Except as set  forth in  Section  4.9 of the RMLX  Disclosure
Schedule:

            4.9.1 All of RMLX's Taxes have been paid in full to the appropriate governmental authorities or fully accrued or provided for with respect to fiscal periods covered by the RMLX financial statements included within the RMLX SEC Documents. All of RMLX filed Tax Returns were (or in the case of Tax Returns to be filed subsequent to the date hereof, will be) correct and complete in all material respects when filed.

            4.9.2 Section 4.9 of the RMLX Disclosure Schedule sets forth the extent to which, to RMLX's knowledge, RMLX's Tax Returns have been examined, audited or investigated by any governmental authority and the results of any such examination, audit or investigation. No assessments or additional Taxes have been proposed or threatened against RMLX or any of its assets pursuant to any such examination. RMLX has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No issue has been raised in any such examination, audit or investigation which can reasonably be expected to result in a deficiency in any years not covered by that examination, audit or investigation. Adjustments, if any, to all such Tax Returns have been agreed upon and paid by RMLX or are being contested as indicated in Section 4.9 of the RMLX Disclosure Schedule.

            4.9.3 To the best of RMLX's knowledge, there are no pending investigations of RMLX or its Tax Returns by any taxing authority, and there are no Tax Liens on any of RMLX's assets.

            4.9.4 Except as set forth in Section 4.9.4 of the RMLX Disclosure Schedule, there are no elections which RMLX has made with respect to the income Tax treatment of any items which cannot be revoked without the consent of the applicable governmental authority.

            4.9.5 RMLX is not now and has never been a "United States real property holding corporation", as defined in Section 897(c)(2) of the Code and
Section  1.897-2(b)  of the  regulations  promulgated  by the  Internal  Revenue
Service.

            4.9.6 RMLX has filed all escheat returns that it is required to file and such returns were, when filed, accurate in all material respects. RMLX has no material escheat liabilities.

            4.9.7 RMLX (i) has complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes from the wages or salaries of employees and independent contractors, (ii) has paid over to the proper governmental authorities all amounts required to be so withheld and (iii) is not liable for any Taxes for failure to comply with such laws, rules and regulations.

            4.9.8 RMLX has not filed any consent under Section 341(f) of the Code concerning collapsible corporations.

            4.9.9 RMLX is not now, and has never been, a member of any group filing Tax Returns on an affiliated, combined, consolidated, unitary or similar basis. RMLX is not a party to any Tax allocation or Tax sharing agreement, nor does RMLX have any liability for any Taxes for any Person other than RMLX as a transferee or successor, by contract, or otherwise.

      4.10 Litigation. Except as set forth in Section 4.10 of the RMLX Disclosure Schedule, there are no legal, administrative, arbitration or other proceedings or claims pending or, to RMLX's knowledge, threatened, against RMLX, nor is RMLX subject to any existing order or judgment other than any orders and judgments which, individually or in the aggregate, are not reasonably likely to have a RMLX Material Adverse Effect.

      4.11 Adverse Business Changes. Except as set forth in Section 4.11 of the RMLX Disclosure Schedule, since the date of the RMLX Current Balance Sheet (the "RMLX Statement Date") there has not been:

            4.11.1 Any material adverse change in the working capital, financial condition, assets, liabilities (whether absolute, accrued, contingent or otherwise), reserves, operating profits, or business of RMLX, other than changes in the ordinary course of business; or

            4.11.2 Any damage, destruction or loss to RMLX or its properties (whether or not covered by insurance) materially and adversely affecting RMLX.

      4.12 Brokerage. No broker or finder has rendered services to RMLX or, to RMLX's knowledge, to any stockholder of RMLX in connection with this Agreement or the transactions contemplated hereby.

      4.13 RMLX Disclosure Schedule. All of the facts recited in the RMLX Disclosure Schedule, except to the extent otherwise explicitly qualified therein, shall be deemed to be representations of fact as though recited in this
Article IV.

      4.14 Full Disclosure. No representation or warranty made in this Article IV contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading.

                                    ARTICLE V

                            COVENANTS OF THE PARTIES

      5.1 Employees and Employee Benefits. From and after the Effective Time, RMLX shall treat all service by SuiteSpeed Employees with SuiteSpeed prior to the Effective Time for all purposes as service with RMLX (except to the extent such treatment would result in duplicative accrual on or after the Closing Date of benefits for the same period of service), and, with respect to any medical or dental benefit plan in which SuiteSpeed Employees participate after the Effective Time, RMLX shall waive or cause to be waived any pre-existing condition exclusions and actively-at-work requirements (provided, however, that no such waiver shall apply to a pre-existing condition of any SuiteSpeed Employee who was, as of the Effective Time, excluded from participation in a benefit plan by virtue of such pre-existing condition), and shall provide that any covered expenses incurred on or before the Effective Time by a SuiteSpeed Employee or a SuiteSpeed Employee's covered dependent shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time to the same extent as such expenses are taken into account for the benefit of similarly situated employees of RMLX and Subsidiaries of RMLX. For purposes of this Section 5.1, "SuiteSpeed Employees" shall mean persons who are, immediately prior to the Effective Time, employees of SuiteSpeed and who become or remain, immediately after the Effective Time, employees of the Surviving Corporation or RMLX.

      5.2 Indebtedness to First National Bank of Colorado. SuiteSpeed has delivered to RMLX a letter, executed by First National Bank of Colorado, stating that the Merger will not result in an acceleration of the indebtedness arising under a $300,000 promissory note given by SuiteSpeed to such bank and providing for the indebtedness payable thereunder to be paid in twelve monthly installments of $10,000 each commencing in September 2005, with the balance of the note being payable in September 2006.

      5.3 Registration of Stock Options. Promptly after the Effective Time, RMLX shall use its Reasonable Best Efforts to register under the Securities Act the shares issuable upon exercise of the stock options assumed by RMLX pursuant to
Section 2.15, and to keep such registration in effect until such time as all such stock options shall have been exercised or shall have terminated.

      5.4 Michael Wasik. From and after the Effective Time and until the FNB Notes are paid in full, RMLX hereby agrees to cause the Surviving Corporation's board of directors to be comprised at all times of at least three directors and to take all actions necessary and proper to nominate and elect Michael Wasik to be one of such directors promptly after the Effective Time and at each annual or special meeting, or pursuant to any written action in lieu of an annual or special meeting, at which directors of the Surviving Corporation are nominated or elected, as applicable. From and after the Effective Time and until the FNB Notes are paid in full, without the prior unanimous consent of the Surviving Corporation's board of directors, RMLX shall not, directly or indirectly, cause the Surviving Corporation, or otherwise permit the Surviving Corporation, to declare bankruptcy, dissolve, voluntarily liquidate or voluntarily wind up its affairs.

                                   ARTICLE VI

                              CLOSING DELIVERABLES

      6.1 Tax Opinion. At the Closing, (i) Lowenstein Sandler PC (in such capacity, "Tax Counsel") shall deliver to SuiteSpeed and RMLX an opinion to the effect that the Merger will constitute a reorganization under Section 368(a) of the Code and (ii) RMLX and SuiteSpeed shall deliver to Tax Counsel such representation letters as such Tax Counsel may reasonably request in order to enable Tax Counsel to deliver such opinion.

      6.2 Documents to be Delivered by SuiteSpeed. At the Closing, SuiteSpeed shall deliver to RMLX the following:

            6.2.1 a certificate of the chief executive officer,  chief financial officer or chief operating officer of SuiteSpeed, dated the Closing Date, to the effect that (1) the person signing such certificate is familiar with this Agreement and (2) to the best of such person's knowledge, (a) the representations and warranties of SuiteSpeed set forth in Article III are true and correct in all material respects (other than representations and warranties which are qualified as to materiality, which representations and warranties shall be true in all respects) on the Closing Date (except for representations and warranties made as of a specified date, which shall be measured only as of such specified date), (b) SuiteSpeed has performed in all material respects each obligation and agreement and has complied in all material respects with each covenant to be performed and complied with by it under this Agreement at or prior to the Closing and (c) during the period from the SuiteSpeed Statement Date through the Closing Date, there has not occurred any act, event or omission resulting in a SuiteSpeed Material Adverse Effect;

            6.2.2 all authorizations, consents, waivers or approvals required in connection with the execution, delivery and performance of this Agreement by SuiteSpeed;

            6.2.3 the written resignations (in form and substance reasonably satisfactory to RMLX) of each of the directors of SuiteSpeed who will not be directors of the Surviving Corporation, effective as of the Closing;

            6.2.4 the following documents, each of which shall be executed by stockholders of SuiteSpeed owning at least 98% of the outstanding shares of SuiteSpeed Common Stock: (a) the SuiteSpeed Stockholder Consents, in the form annexed hereto as Appendix 6.2.4A and (b) an investment letter and joinder agreement, in the form annexed hereto as Appendix 6.2.4B; and

            6.2.5 the executed 262 Letter, in the form annexed hereto as Appendix 6.2.5.

      6.3 Documents to be Delivered by Michael Wasik. To induce RMLX to enter into this Agreement, Michael Wasik has agreed that at the Closing, Michael Wasik shall deliver to RMLX the following:

            6.3.1 the promissory notes payable to Michael Wasik by SuiteSpeed in the aggregate principal amount of $170,000, which promissory notes shall be canceled at the Closing in consideration of the issuance to Michael Wasik by RMLX at the Closing of a number of shares of RMLX Common Stock equal to the aggregate principal amount plus all accrued and unpaid interest owing under such promissory notes as of the Closing Date divided by the average of the Average Market Prices for the last five trading days ending two days prior to the Closing Date;

            6.3.2 an executed employment agreement (the "Employment Agreement") with RMLX, in the form annexed hereto as Appendix 6.3.2; and

            6.3.3 an investment letter and cancellation agreement in form and substance satisfactory to RMLX (the "Cancellation Agreement").

      6.4 Documents to be Delivered by RMLX. At the Closing, RMLX shall deliver to SuiteSpeed or Michael Wasik, as applicable, the following:

            6.4.1 a certificate of the chief executive officer,  chief financial officer or chief operating officer of RMLX, dated the Closing Date, to the effect that (1) the person signing such certificate is familiar with this Agreement and (2) to the best of such person's knowledge, (a) the representations and warranties of RMLX and Subcorp set forth in Article IV are true and correct in all material respects (other than representations and warranties which are qualified as to materiality, which representations and warranties shall be true in all respects) on the Closing Date (except for representations and warranties made as of a specified date, which shall be measured only as of such specified date), (b) RMLX and Subcorp have performed in all material respects each obligation and agreement and have complied in all material respects with each covenant to be performed and complied with by them under this Agreement at or prior to the Closing and (c) during the period from January 1, 2005 through the Closing Date, there has not occurred any act, event or omission resulting in a RMLX Material Adverse Effect;

            6.4.2 the executed Employment Agreement;

            6.4.3 an executed registration rights agreement (the "Registration Rights Agreement"), in the form annexed hereto as Appendix 6.4.3, which agreement provides piggyback registration rights to the Stockholders, effective immediately after the Effective Time; and

            6.4.4 an executed Cancellation Agreement and executed letters from RMLX and its counsel instructing RMLX's transfer agent to deliver to Michael Wasik a number of shares of RMLX Common Stock, registered in the name of Michael Wasik, in consideration for the cancellation of the promissory notes described in Section 6.3., the exact number of shares to be as set forth in the Cancellation Agreement.

      6.5 Promptly after the Effective Time, RMLX shall cause its transfer agent to deliver to Michael Wasik a number of shares of RMLX Common Stock, registered in the name of Michael Wasik, in consideration for the cancellation of the promissory notes described in Section 6.3.1, the exact number of shares to be as set forth in the Cancellation Agreement.

                                   ARTICLE VII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      7.1 Survival of Representation and Warranties. The representations and warranties of the Parties contained in this Agreement (including the schedules to the Agreement which are hereby incorporated by reference) and in any instrument delivered pursuant to this Agreement shall not survive for any period following the Effective Time. This Section 7.1 shall not limit any claim for fraud or any covenant or agreement by the parties which contemplates performance after the Effective Time.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      8.1 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile, by overnight courier or sent by certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, or when so received by facsimile or courier, or if mailed, three calendar days after the date of mailing, as follows (or at such other address for a party as shall be specified by like notice):

      if to RMLX or Subcorp:

      RoomLinX, Inc.
      401 Hackensack Avenue
      Hackensack, New Jersey 07601
      Attention: Frank Elenio, Chief Financial Officer
      Telephone: 201-525-1777, ext. 102
      Facsimile: 201-525-1778

      with a copy (which shall not constitute notice) to :

      Peter H. Ehrenberg
      Lowenstein Sandler PC
      65 Livingston Avenue
      Roseland, New Jersey 07068
      Telephone: 973-597-2350
      Facsimile: 973- 597-2351

      if to SuiteSpeed:

      SuiteSpeed, Inc.
      2150 Sixth Street
      Unit D
      Broomfeld, Colorado  80020
      Attention: Michael Wasik
      Telephone: 303-544-1111
      Facsimile: 303-544-1110

      with a copy (which shall not constitute notice) to :

      Scott A. Berdan
      Hogan & Hartson L.L.P.
      1200 17th Street, Suite 1500
      Denver, Colorado  80202
      Telephone: 303-899-7300
      Facsimile: 303-899-7333

      8.2 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      8.3 Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

      8.4 Entire Agreement. This Agreement (including the appendices, documents and other instruments referred to herein) and the non-disclosure agreement previously executed by SuiteSpeed and RMLX constitute the entire agreement among the parties and supersede all prior agreements, understandings or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.

      8.5 No Third Party  Beneficiaries.  Nothing in this Agreement,  express or
implied,   is  intended  or  shall  be  construed  to  create  any  third  party beneficiaries.

      8.6 Governing Law. Except to the extent that the laws of the jurisdiction of organization of any Party, or any other jurisdiction, are mandatorily applicable to the Merger or to matters arising under or in connection with this Agreement, this Agreement shall be governed by the laws of the State of New Jersey.

      8.7 Consent to Jurisdiction; Venue; No Trial by Jury.

            8.7.1 Each of the Parties irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of New Jersey, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the Parties irrevocably agrees that all claims with respect to such action or proceeding shall be heard and determined exclusively in any New Jersey state or federal court. Each of the Parties agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            8.7.2 Each of the Parties irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating to the Merger, on behalf of itself or its property, by the delivery of copies of such process to such party in the same manner as notice is to be provided pursuant to Section 8.1. Nothing in this Section 8.7.2 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

            8.7.3 Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect to any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such Party understands and has considered the implications of this waiver, (iii) each such Party makes this waiver voluntarily, and (iv) each such Party has been induced to enter into this Agreement by, among other things, the waivers and certifications in this Section 8.7.3.

      8.8 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy to which they are entitled at law or in equity, the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

      8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

      8.10 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the Party incurring such expense.

      8.11 Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

      8.12 No Strict Construction. Each of RMLX, Subcorp and SuiteSpeed acknowledges that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against any party.

      8.13 Knowledge. Any representation made herein which is qualified by the knowledge of, or notice given to, SuiteSpeed shall refer to the actual knowledge of, or notice actually given to, any of the executive officers of SuiteSpeed. Any representation made herein which is qualified by the knowledge of, or notice given to, RMLX shall refer to the actual knowledge of, or notice actually given to, any of the executive officers of RMLX.

      8.14 Termination. Notwithstanding any provision herein to the contrary, it is acknowledged that (a) the Closing shall not occur and the Merger shall not be consummated unless, prior to the commencement of the Merger but after the execution of this Agreement, fully executed Stockholder Consent Documents shall be delivered to RMLX and (b) this Agreement shall terminate, without liability to any party hereto, in the event that fully executed Stockholder Consent Documents are not delivered to RMLX within forty-eight hours after this Agreement is executed.

      IN WITNESS WHEREOF, RMLX, Subcorp and SuiteSpeed have signed this Agreement and Plan of Merger as of the date first written above.

                                            ROOMLINX, INC


                                            By: /s/ Aaron Dobrinsky
                                              ----------------------------------
                                              Name:  Aaron Dobrinsky
                                              Title: Chief Executive Officer


                                            SS-R ACQUISITION CORP.


                                            By: /s/ Aaron Dobrinsky
                                              ----------------------------------
                                              Name:  Aaron Dobrinsky
                                              Title: Chief Executive Officer


                                            SUITESPEED, INC.


                                            By: /s/ Michael Wasik
                                              ----------------------------------
                                              Name:  Michael Wasik
                                              Title: President

                               LIST OF APPENDICES

Certificate of Merger                                    Appendix 2.4
Employment Agreement                                     Appendix 6.3.2
Registration Rights Agreement                            Appendix 6.4.3
Stockholder Consent Form                                 Appendix 6.2.4A
Stockholder Investment Letter and Joinder Agreement      Appendix 6.2.4B
         262 Letter                                      Appendix 6.2.5